QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

March 26, 2004

Notice of Annual Meeting and Proxy Statement

Dear Stockholder:

        You are invited to attend Allstate's 2004 annual meeting of stockholders to be held on Tuesday, May 18, 2004. The meeting will be held at 11 a.m. in the 8th floor Auditorium of Harris Trust and Savings Bank, located at 115 South LaSalle, Chicago, Illinois.

        We encourage you to review the notice of annual meeting, proxy statement, financial statements and management's discussion and analysis provided in this booklet to learn more about your company. We are proud of the accomplishments we achieved in 2003 and will continue our efforts to grow the long-term value of Allstate.

        As always, your vote is important. I encourage you to vote as soon as possible, either by telephone, Internet or mail. Please use one of these methods to vote before the meeting even if you plan to attend the meeting.

Sincerely,

Edward M. Liddy Chairman, President and Chief Executive Officer

THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

March 26, 2004

Notice of Annual Meeting of Stockholders

        The annual meeting of stockholders of The Allstate Corporation will be held at the Harris Bank Auditorium located at 115 South LaSalle, Chicago, Illinois on Tuesday, May 18, 2004, at 11 a.m. for the following purposes:

  1.
  To elect to the Board of Directors twelve directors to serve until the 2005 annual meeting

  2.
  To ratify the appointment of Deloitte & Touche LLP as Allstate's independent public accountants for 2004

  3.
  To approve the material terms of the performance goals under the Annual Covered Employee Incentive Compensation Plan

  4.
  To approve the material terms of the performance goals under the Long-Term Executive Incentive Compensation Plan

  5.
  To consider one stockholder proposal, if properly presented.

        In addition, any other business properly presented may be acted upon at the meeting.

        Please note that space limitations make it necessary to limit attendance to the shareholder and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:45 a.m. Each shareholder may be asked to present picture identification. Shareholders holding Allstate stock through a bank, brokerage or other nominee account are asked to bring your account statement showing ownership as of the record date, March 19, 2004. Cameras, recording devices or other electronic devices will not be allowed in the meeting.

        Allstate began mailing this annual report, proxy statement, proxy cards and/or voting instruction forms to its stockholders and to participants in its profit sharing fund on March 26, 2004.

By Order of the Board,

Robert W. Pike Secretary

Proxy and Voting Information

Who is asking for your vote and why

        The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting. If you vote before the meeting or if you attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. To ensure that there will be a quorum, the Allstate Board of Directors is requesting that you vote before the meeting and allow your Allstate stock to be represented at the annual meeting by the proxies named on the enclosed proxy card and/or voting instruction form. Voting before the meeting will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previous vote will be automatically revoked.

Who can vote

        You are entitled to vote if you were a stockholder of record at the close of business on March 19, 2004. On March 19, 2004, there were 703,842,040 Allstate common shares outstanding and entitled to vote at the annual meeting.

How to vote

        If you hold your shares in your own name as a record holder, you may instruct the proxies how to vote your shares in any of the following ways:

    •
    By using the toll-free telephone number printed on the proxy card and/or the voting instruction form

    •
    By using the Internet voting site and instructions listed on the proxy card and/or the voting instruction form

    •
    By signing and dating the proxy card and/or the voting instruction form and mailing it in the enclosed postage-paid envelope, or by returning it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, N.Y. 11717

        You may vote by telephone or Internet 24 hours a day, seven days a week. If you vote using the Internet, such votes are valid under Delaware law.

        If you hold your shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided.

How votes are counted and discretionary voting authority of proxies

        When you vote you may direct the proxies to withhold your votes from particular director nominees. With respect to each of the other items, you may vote "for" or "against," or you may "abstain" from voting. If you do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

        The twelve nominees who receive the most votes will be elected to the open directorships even if they get less than a majority of the votes. For any other item to be ratified or approved, a majority of the shares present at the meeting and entitled to vote on the item must be voted in favor of it.

        Abstention with respect to any of items 2 through 5 will be counted as shares present at the meeting and will have the effect of a vote against the matter. Broker non-votes (that is, if the broker holding your shares in street name does not vote or does not have the authority to vote with respect to a matter) and shares as to which proxy authority is withheld will not be counted as shares entitled to vote on the matter and will have no effect on the outcome of the vote.

        If you use the telephone, the Internet, the proxy card and/or the voting instruction form to allow your shares to be represented at the annual meeting by the proxies but you do not give voting instructions, then the proxies will vote your shares on the matters set forth in this proxy statement as follows:

    •
    For all of the nominees for director listed in this proxy statement

    •
    For the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent public accountants for 2004

    •
    For the approval of the material terms of the performance goals under the Annual Covered Employee Incentive Compensation Plan

    •
    For the approval of the material terms of the performance goals under the Long-Term Executive Incentive Compensation Plan

    •
    Against the stockholder proposal for cumulative voting in elections of directors

How to change your vote

        Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your vote in the following ways:

    •
    Voting again by telephone, by Internet or in writing

    •
    Attending the meeting and voting your shares in person

        Unless you attend the meeting and vote your shares in person, you should use the same method as when you first voted—telephone, Internet or writing. That way, the inspectors of election will be able to identify your latest vote.

Confidentiality

        All proxies, ballots and tabulations that identify the vote of a particular stockholder are kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet certain legal requirements. A representative of IVS Associates, Inc. will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers and employees.

        Comments written on proxy cards, voting instruction forms or ballots may be provided to the Secretary of Allstate with the name and address of the stockholder. The comments will be provided without reference to the vote of the stockholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary to understand the comment. At Allstate's request, the inspectors of election may provide Allstate with a list of stockholders who have not voted and periodic status reports on the aggregate vote. These status reports may include breakdowns of vote totals by different types of stockholders, as long as Allstate is not able to determine how a particular stockholder voted.

Profit Sharing Fund Participants

        If you hold Allstate common shares through The Savings and Profit Sharing Fund of Allstate Employees, your voting instruction form for those shares will instruct the profit sharing trustee how to vote those shares. If you return a signed voting instruction form or vote by telephone or the Internet on a timely basis, the trustee shall vote as instructed for all Allstate common shares allocated to your profit sharing account unless to do so would be inconsistent with the trustee's duties.

        If your voting instructions are not received on a timely basis for the shares allocated to your profit sharing account, those shares will be considered "unvoted". If you return a signed voting instruction form but do not indicate how your shares should be voted on a matter, the shares represented by your signed voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares and all unallocated shares held by the profit sharing fund as follows:

    •
    If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable allocated shares in the profit sharing fund, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee's duties.

    •
    If the trustee receives instructions for less than 50% of the votable shares, the trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

        Profit sharing votes receive the same level of confidentiality as all other votes. You may not vote the shares allocated to your profit sharing account by attending the meeting and voting in person. You must instruct The Northern Trust Company, as trustee for the profit sharing fund, how you want your profit sharing fund shares voted.

If You Receive More Than One Proxy Card and a Voting Instruction Form

        If you receive more than one proxy card and a voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered stockholder and through The Savings and Profit Sharing Fund of Allstate Employees. You should vote each proxy card and voting instruction form you receive.

Annual Report and Proxy Statement Delivery

        Allstate has adopted the "householding" procedure approved by the Securities and Exchange Commission that allows us to deliver one proxy statement and annual report to a household of stockholders instead of delivering a set of documents to each stockholder in the household. This procedure reduces costs by reducing the number of these materials to be printed and mailed. Stockholders who share the same last name and address, or where shares are held through the same nominee or record holder (for example, when you have multiple accounts at the same brokerage firm), will receive one proxy statement and annual report per address unless we receive, or have received, contrary instructions. Stockholders will continue to receive separate proxy cards or voting instruction forms to vote their shares.

        If you would like to receive a separate copy of the proxy statement and annual report for this year, please write or call us at the following address or phone number: Investor Relations, The Allstate Corporation, 3075 Sanders Road, Suite G2C, Northbrook, IL 60062-7127, (800) 416-8803. Upon receipt of your request, we will promptly deliver the requested materials to you.

        If you and other Allstate stockholders of record with whom you share an address currently receive multiple sets of the proxy statement and annual report, and you would like to receive only a single copy of each in the future, please contact ADP by calling (800) 542-1061 or by writing to ADP Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or other record holder to request information about householding.

        You may also revoke your consent to householding by contacting ADP at the phone number and address listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

CORPORATE GOVERNANCE PRACTICES

        Allstate has always had exemplary corporate governance practices. Allstate's commitment to strong corporate governance principles and the highest ethical standards is critical to its goal of driving sustained shareholder value.

Code of Ethics

        Allstate is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values of the Company are embodied in its Code of Ethics and require that every customer, employee and member of the public be treated accordingly. Allstate's Code of Ethics applies to all employees of the Company, including the Chief Executive Officer, the Chief Financial Officer, the Controller, other senior financial and executive officers as well as the Board of Directors. The Code is available on the Corporate Governance portion of the Company's website, allstate.com, and is also available in print upon request made to the office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F-8, Northbrook, Illinois 60062-6127.

Independence Determinations of Nominees for Election

        The Board of Directors has determined that each nominee for election, with the exception of Mr. Liddy in his capacity as Chief Executive Officer, is independent according to applicable law, the listing standards of the New York Stock Exchange and the Director Independence Standards adopted by the Board of Directors and posted on the Corporate Governance portion of the Company's website, allstate.com. The Board determined that the following categories of relationships with the Company are among those that would not be considered to interfere with the director's exercise of independent judgment and would not, to the extent consistent with applicable law or regulation and Section 3 of Allstate's Corporate Governance Guidelines, disqualify a director or nominee from being considered independent.

  Categorical Standards of Independence

  1.
  Ownership of less than 5% of the common stock of the Company or of any publicly traded securities issued by the Company;

  2.
  Ownership of an interest in any standard-form personal insurance policy issued or other financial product offered by the Company's subsidiaries;

  3.
  Relationship as a director or officer of an entity that provides services as a common contract carrier (including airlines) or public utility at rates or charges fixed in conformity with law or governmental authority or negotiated at arm's length;

  4.
  Relationship as a director, officer, partner or employee of a company that provides goods, property or services to the Company or to whom the Company provides goods, property or services, where the annual sales or purchases involved during the preceding year do not exceed 2% of the other company's consolidated gross revenues for such year;

  5.
  Relationship as a director, officer, partner or employee of a firm, including an agency, broker, bank or other financial services company, that distributes products of the Company's subsidiaries in the ordinary course of its business, provided that annual commissions and other fees paid by the Company during the preceding fiscal year do not exceed 2% of such firm's consolidated gross revenues for such year;

  6.
  Relationship as a director, officer, trustee of, or other interest in, a charitable entity to which charitable contributions made by the Company in any single fiscal year were less than $1 million or 2% of such entity's consolidated gross revenues, whichever is greater.

  7.
  Relationship as a director, officer, partner, or employee of a company in which the Company, in the ordinary course of its investment business, makes investments, including investments in publicly traded securities, securities issued to the Company and other institutional investors pursuant to a private placement exemption, limited partnership interests, bank loan participations, commercial paper, etc.

Board Structure, Meetings and Board Committees

        As of the date of this proxy statement, the Board has 13 directors and three committees. The following table identifies each committee, its members and the number of meetings held during 2003. Each committee operates under a written charter that has been approved by the Board and that is available on the Corporate Governance portion of the Company's website, allstate.com. As stated above, the Board has determined that all members of each of the committees are "independent" within the meaning of applicable securities laws, listing standards of the New York Stock Exchange and the Director Independence Standards. A summary of each committee's functions and responsibilities follows the table.

        The Board held six meetings during 2003. Each incumbent director attended at least 75% of the Board meetings and meetings of committees of which he or she was a member. Also during this period, 100% of the incumbent directors attended every Board meeting.

Director	Audit	Compensation and Succession	Nominating and Governance
F. Duane Ackerman	X	X
James G. Andress	X*		X
Edward A. Brennan		X	X*
W. James Farrell		X	X
Jack M. Greenberg	X	X
Ronald T. LeMay	X	X
Michael A. Miles		X	X
J. Christopher Reyes	X
H. John Riley, Jr.		X*	X
Joshua I. Smith	X		X
Judith A. Sprieser	X		X
Mary Alice Taylor	X
Number of Meetings in 2003	6	5	6
* Committee Chair

  Executive Sessions of the Board

        The independent directors meet in executive session regularly without management. When independent directors meet in executive session, the leader is determined by the subject matter of the session. If the subject is within the scope of authority of one of the standing committees, the chair of that committee leads the executive session. Otherwise, directors who are not committee chairs will be appointed on a rotating basis to lead the executive session. The Board believes this practice provides for leadership at all executive sessions without the need to designate a single lead director.

  Board Committees

  Audit Committee

        As shown above, the Audit Committee is chaired by Mr. Andress and includes Messrs. Ackerman, Greenberg, LeMay, Reyes and Smith, Ms. Sprieser and Ms. Taylor. The Board has determined that each of Mr. Andress, Mr. Greenberg and Ms. Sprieser are qualified as audit committee financial experts, as defined in the applicable securities regulations and each are independent under the listing standards of the New York Stock Exchange.

        The Audit Committee is responsible for, among other things, the selection, appointment and oversight of the independent public accountants, including their compensation. The Audit Committee reviews Allstate's annual audited and quarterly financial statements and recommends to the Board of Directors whether the audited financial statements should be included on Form 10-K and in the annual report to stockholders. In connection therewith, the Audit Committee examines Allstate's accounting and auditing principles and practices affecting the financial statements. The scope of the audits conducted by the independent public accountants and the internal auditors are reviewed as well as the qualifications, independence and performance of the independent public accountants. The Audit Committee is responsible for the review and approval of Allstate's Code of Ethics as well as the adoption of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The Audit Committee conducts independent inquiries when deemed necessary by the Committee to discharge its duties. The Audit Committee has the authority to retain independent outside counsel, accountants and other advisers to assist it in the conduct of its business. The Audit Committee also conducts an annual review of its performance and its charter, a copy of which is included as Appendix A. The Audit Committee Report is included herein on page 28.

  Compensation and Succession Committee

        The Compensation and Succession Committee is chaired by Mr. Riley and includes Messrs. Ackerman, Brennan, Farrell, Greenberg, LeMay, and Miles. The Compensation and Succession Committee is responsible for Allstate's executive compensation program including among other things, recommending executive officer salaries and compensation packages; equity incentives and other executive benefit plans; and oversight responsibility for the Company's salary administration program for elected officers. The Compensation and Succession Committee may retain and terminate independent compensation consultants as needed in furtherance of its duties. In addition, the Compensation and Succession Committee annually reviews the management organization and succession plans for Allstate, including each of its significant operating subsidiaries, and makes recommendations of nominees for certain officer positions. The Compensation and Succession Committee advises the Board on the proxy statement for the annual meeting and provides the annual report on executive compensation. The Compensation and Succession Committee conducts an annual review of its performance and its charter, a copy of which is included as Appendix B. The Compensation and Succession Committee's Report is included herein beginning on page 21.

  Nominating and Governance Committee

        The Nominating and Governance Committee is chaired by Mr. Brennan, and includes Messrs. Andress, Farrell, Miles, Riley and Smith, and Ms. Sprieser. The Nominating and Governance Committee is responsible for the identification and recommendation of nominees for election to the Board, as described below in the Nomination Process for Election to the Board of Directors section. In connection with its selection process, the Nominating and Governance Committee is responsible for recommending appropriate criteria and independence standards for adoption by the Board. The Nominating and Governance Committee is responsible for making recommendations with respect to the periodic review of the performance of the Chairman and Chief Executive Officer as well as succession planning for the Board of Directors, including recommending nominees for election as Chairman and Chief Executive Officer. The Nominating and Governance Committee advises and makes recommendations to the Board on matters of corporate governance including periodic reviews of the Company's Corporate Governance Guidelines, which are posted on the Corporate Governance portion of the Company's website, allstate.com. The Nominating and Governance Committee determines the criteria to be used for the assessment of the Board's performance and oversees the assessment of the Board. The Committee also administers non-employee director compensation. The Committee may retain and terminate independent consultants as needed to assist it with its responsibilities. The Committee also conducts an annual review of its performance and its committee charter, a copy of which is included as Appendix C.

Nomination Process for Election to the Board of Directors

        The Nominating and Governance Committee of the Board has responsibility for assessing the need for new Board members to address specific requirements or to fill a vacancy. The Nominating and Governance Committee initiates a search for a new candidate seeking input from the Chairman and other Board members. The Nominating and

Governance Committee may also retain a third party search firm if necessary to identify potential candidates for election. Nominees recommended by shareholders are considered by the Nominating and Governance Committee in the same manner as all other candidates. All candidates must meet the Board's Guidelines for Selection of Nominees for the Board of Directors and Director Independence Standards, both of which are posted on the Corporate Governance portion of the Company's website, allstate.com. Candidates who meet the specific requirements and otherwise qualify for membership on the Board are identified and contacts are initiated with preferred candidates. The full Board is kept apprised of the Committee's progress with its evaluations. The Nominating and Governance Committee meets to consider and approve final candidates who are then presented to the Board for endorsement and approval. The invitation to join the Board may be extended by the full Board, the Committee chairperson or the Chairman of the Board. The Board is ultimately responsible for naming the nominees for election.

        Shareholders may propose candidates to the Nominating and Governance Committee for its consideration at any time of the year by writing to the office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F-8, Northbrook, Illinois 60062-6127.

        Shareholders may also propose nominees at the annual meeting of shareholders, if adequate advance notice as defined in Allstate's bylaws is provided to the Secretary. Under the bylaws, if a shareholder wishes to nominate a candidate at the 2005 annual meeting of stockholders, he or she must provide advance notice to Allstate that must be received between January 18, 2005 and February 17, 2005. The notice must be sent to the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F8, Northbrook, Illinois 60062-6127 and must contain the name, age, principal occupation, business and residence address of the proposed nominee, as well as the number of shares of Allstate stock beneficially owned by the nominee. The notice must also contain the name, address and number of shares of Allstate stock beneficially owned by the stockholder proposing to make the nomination. A copy of these bylaw provisions is available from the Secretary of Allstate upon request or can be accessed on the Corporate Governance portion of Allstate's website, allstate.com.

Shareholder Communications with the Board

        The Board has established a process to facilitate communications by shareholders and other security holders with its members as a group. Under the process, shareholders may send written communications by mail or by e-mail to the Board. Communications received will be processed under the direction of the General Counsel. The General Counsel will report regularly to the Nominating and Governance Committee on all correspondence received from shareholders that, in the opinion of the General Counsel, deals with functions of the Board or its Committees or that he otherwise determines requires their attention. The shareholder communication process was approved by a majority of the Board's independent directors and is posted on the Corporate Governance portion of the Company's website, allstate.com.

Board Attendance Policy

        It is expected that Allstate Board members make every effort to attend all meetings of the Board and committees and actively participate in the discussion of the matters before them. It is also expected that Board members make every effort to attend the annual meeting of stockholders. Twelve of the thirteen directors attended the annual meeting of shareholders in 2003.

Policy on Rights Plans

        In 2003, a triennial independent directors evaluation (TIDE) was conducted of the Company's shareholder rights plan adopted in 1999. The Nominating and Governance Committee conducted a review of the rights plan to make a recommendation to the Board as to whether, in the best interests of Allstate's shareholders and the Company, it should be maintained, amended or terminated. The process was completed in November 2003 and the Board accepted the Nominating and Governance Committee's recommendation to terminate the rights agreement. The Board also adopted the following policy:

  The Board shall obtain shareholder approval prior to adopting any shareholder rights plan; provided, however, that the Board may act on its own to adopt a shareholder rights plan if, under the then current circumstances, in the reasonable business judgment of the independent directors, the fiduciary duties of the Board would require it to adopt a rights plan without prior shareholder approval. The retention of any rights plan so adopted by the Board will be submitted to a vote of shareholders as a separate ballot item at the next subsequent annual meeting of Allstate shareholders and, if not approved, such rights plan will expire within one year after such meeting.

This policy is part of Allstate's Corporate Governance Guidelines which are posted on the Corporate Governance portion of Allstate's website, allstate.com.

Allstate Charitable Contributions

        The Allstate Corporation makes charitable contributions through The Allstate Foundation. Each year, the Foundation donates millions of dollars to support many deserving organizations that serve our communities. The Nominating and Governance Committee reviews all charitable donations made to any director-affiliated organization for the purpose of ensuring donations to charitable organizations with which our directors may be affiliated are appropriate and raise no issues of independence. No charitable contributions were made to any director-affiliated organization that exceeded the lesser of $1 million or 2% of the charitable organization's consolidated gross revenues for any of the previous three fiscal years.

Compensation Committee Interlocks and Insider Participation

        During 2003, the Compensation and Succession Committee consisted of Mr. Riley, Chairman, Messrs. Ackerman, Brennan, Farrell, Greenberg, LeMay and Miles. None is a current or former officer of Allstate or any of its subsidiaries. There were no committee interlocks with other companies in 2003 within the meaning of the Securities and Exchange Commission's proxy rules.

Directors' Compensation and Benefits

        The following table lists the compensation and benefits provided in 2003 to directors who are not employees of Allstate or its affiliates ("non-employee directors").

Non-Employee Directors' Compensation and Benefits

	Cash Compensation	Equity Compensation
	Annual Retainer Fee(a)	Grant of Allstate Shares(b)	Stock Option for Allstate Shares(c)
Board Membership	$35,000	1,000 shares	4,000 shares
Committee Chairperson:	$ 5,000
Committee Members:	–0–

  (a)
  Under the Equity Incentive Plan for Non-Employee Directors, directors may elect to receive Allstate common stock in lieu of cash compensation. In addition, under Allstate's Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer directors' fees to an account that generates earnings based on: 1) the market value of and dividends on Allstate's common shares ("common share equivalents"); 2) the average interest rate payable on 90-day dealer commercial paper; 3) Standard & Poor's 500 Composite Stock Price Index (with dividends reinvested); or 4) a money market fund. No director has voting or investment powers in common share equivalents, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the Plan (together with earnings thereon) may be transferred between accounts and are distributed in a lump sum or over a period not in excess of ten years. Effective June 1, 2004, the annual retainer will increase to $40,000 and the annual fee paid to Committee Chairpersons will increase to $10,000.

  (b)
  Granted each December 1st under the Equity Incentive Plan for Non-Employee Directors and subject to restrictions on transfer until the earliest of six months after grant, death or disability or termination of service. Effective June 1, 2004 such restrictions shall apply to shares granted after that date during the Director's service as a director and the one-year period following termination of such service during which time the director may not sell, transfer, pledge or assign the shares. The director will have the right to vote the shares and the right to receive any cash or other dividends paid in respect thereof. Effective June 1, 2004, the annual grant of shares will increase to 2,000 shares. Grants made before June 1, 2004 are accompanied by a cash payment to offset the increase in the director's federal, state and local tax liabilities (assuming the maximum prevailing individual tax rates) resulting from the grant of shares. Directors who are elected to the board between annual shareholder meetings are granted a pro-rated number of Allstate shares on June 1st following the date of the director's initial election.

  (c)
  Granted each June 1st at exercise prices equal to 100% of value on the date of grant. Directors who are elected to the board between annual shareholder meetings are granted an option for a pro-rated number of shares on the date of their election at an exercise price equal to 100% of value on the date of their election. The options become exercisable in three substantially equal annual installments, expire ten years after grant, and have a "reload" feature. Options granted on and after June 1, 2004 shall not provide for the grant of a reload option upon exercise. The reload feature permits payment of the exercise price by tendering Allstate common stock, which in turn gives the option holder the right to purchase the same number of shares tendered, at a price equal to the fair market value on the exercise date. Upon mandatory retirement pursuant to the policies of the Board, the unvested portions of any outstanding options fully vest. The options permit the option holder to exchange shares owned or have option shares withheld to satisfy all or part of the exercise price. The vested portion of options may be transferred to any immediate family member, to a trust for the benefit of the director or immediate family members, or to a family limited partnership.

Items to Be Voted On

Item 1
Election of Directors

        Each nominee was previously elected by the stockholders at Allstate's Annual Meeting on May 20, 2003, and has served continuously since then. The terms of all directors will expire at this annual meeting in May 2004. The Board of Directors expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute. Information as to each nominee follows. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held.

        Mr. Michael A. Miles will not stand for re-election at the 2004 annual shareholder meeting. Mr. Miles has provided outstanding service as a director to Allstate and its stockholders since the Company's initial public offering in 1993 and his presence on the Board will be missed.

F. Duane Ackerman (Age 61) Director since 1999 Chairman, President and Chief Executive Officer since 1997 of BellSouth Corporation, a communications services company.

James G. Andress (Age 65)
 Director since 1993

Chairman and Chief Executive Officer of Warner Chilcott PLC, a pharmaceutical company, from February 1997 until his retirement in January 2000. Mr. Andress previously served as President and Chief Executive Officer of Warner Chilcott from November 1996 until 1998. Mr. Andress is also a director of Dade Behring, Inc., Sepracor, Inc., and Xoma Corporation.

Edward A. Brennan (Age 70)
 Director since 1993

Executive Chairman of AMR Corporation, parent company of American Airlines, from April 2003 until present. Mr. Brennan is also a director of Exelon Corporation, 3M Company and McDonald's Corporation.

W. James Farrell (Age 62)
 Director since 1999

Chairman since May 1996 and Chief Executive Officer since September 1995 of Illinois Tool Works Inc., a manufacturer of highly engineered fasteners, components, assemblies and systems. He is also a director of the Federal Reserve Bank of Chicago, Kraft Foods Inc., Sears, Roebuck and Co. and UAL Corporation.

Jack M. Greenberg (Age 61)
 Director since 2002

Chairman and Chief Executive Officer of McDonald's Corporation from May 1999 until his retirement on December 31, 2002. Previously, Mr. Greenberg served as President and Chief Executive Officer since April 1998 and had been a member of McDonald's board of directors since 1982. Mr. Greenberg is also a director of Abbott Laboratories, First Data Corporation, Hasbro, Inc. and Manpower, Inc.

Ronald T. LeMay (Age 58)
 Director since 1999

Industrial Partner of Ripplewood Holdings, a private equity company, since November 2003. Mr. LeMay also serves as Representative Executive Officer of Japan Telecom Co., Ltd., a telecommunications company and a Ripplewood Holdings portfolio company, where Mr. LeMay previously served as interim President from November 2003 until February 2004. Prior to that, Mr. LeMay served as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. Mr. LeMay is also a director of Ceridian Corporation and Imation Corporation.

Edward M. Liddy (Age 58)
 Director since 1999

Chairman, President and Chief Executive Officer of Allstate since January 1999. Mr. Liddy served as President and Chief Operating Officer of Allstate from January 1995 until 1999. He is also a director of 3M Company, The Goldman Sachs Group, Inc. and The Kroger Co.

J. Christopher Reyes (Age 50)
 Director since 2002

Chairman since January 1998 of Reyes Holdings LLC and its affiliates, a privately held food and beverage distributor. Mr. Reyes is also a director of Fortune Brands, Inc. and Wintrust Financial Corporation.

H. John Riley, Jr. (Age 63)
 Director since 1998

Chairman, President and Chief Executive Officer since April 1996 of Cooper Industries Ltd., a diversified manufacturer of electrical products and tools and hardware. He is also a director of Baker Hughes Inc.

Joshua I. Smith (Age 63)
 Director since 1997

Chairman and Managing Partner since 1999 of The Coaching Group, a management consulting firm. As part of the consulting business of The Coaching Group, Mr. Smith was Vice Chairman and Chief Development Officer of iGate, Inc., a manufacturer of broadband convergence products for communications companies from June 2000 through April 2001. Previously, Mr. Smith had been Chairman and Chief Executive Officer of The MAXIMA Corporation, a provider of technology systems support services, from 1978 until 2000. Mr. Smith is also a director of Cardio Comm Solutions, Inc., Caterpillar, Inc. and Federal Express Corporation.

Judith A. Sprieser (Age 50)
 Director since 1999

Chief Executive Officer since September 2000 of Transora, a global eMarketplace for consumer packaged goods. Ms. Sprieser was Executive Vice President of Sara Lee Corporation from 1998 until 2000 and had also served as its Chief Financial Officer from 1994 to 1998. Ms. Sprieser is also a director of Kohl's Corporation, Reckitt Benckiser, Transora, and USG Corporation.

Mary Alice Taylor (Age 54)
 Director since 2000

Ms. Taylor is currently an independent business executive. From July 2001 to December 2001, Ms. Taylor accepted a temporary assignment with Webvan Group, Inc., an Internet e-commerce company. Prior to that, Ms. Taylor was Chairman and Chief Executive Officer of HomeGrocer.com, from September 1999 until October 2000. Ms. Taylor was Corporate Executive Senior Vice President of Citigroup, Inc. from January 1997 until September 1999. Ms. Taylor is also a director of Autodesk, Inc., Exult, Inc. and Sabre Holdings Corporation.

Item 2
Ratification of Appointment of Independent Public Accountants

        The Audit Committee of the Board of Directors has recommended the selection and appointment of Deloitte & Touche LLP as Allstate's independent public accountants for 2004. The Board has approved the Audit Committee's recommendation. While not required, the Board is submitting the selection of Deloitte & Touche LLP upon the Audit Committee's recommendation, to the stockholders for ratification consistent with its long-standing prior practice. If the selection is not ratified by the stockholders, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent public accountant at any time during the year if the Committee determines a change would be in the best interests of Allstate and the stockholders.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent public accountant's independence, and has discussed with Deloitte & Touche LLP that firm's independence.

        The Audit Committee adopted a Policy Regarding Pre-Approval of Independent Auditors' Services provided by Deloitte & Touche LLP. The Policy is attached as Appendix D to this Notice of Annual Meeting and Proxy Statement.

        The following fees have been, or will be, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2003 and December 31, 2002.

	2003	Percentage of 2003 Fees Required to be Pre-Approved by the Audit Committee that were Pre-Approved by the Audit Committee	2002
Audit Fees(1)	$8,094,315	100%	$6,063,752
Audit Related Fees(2)	$ 619,315	100%	$ 963,328
Tax Fees(3)	$ 145,189	100%	$ 81,551
All Other Fees(4)	$ 297,086	100%	$ 61,807

Total Fees	$9,155,905	100%	$7,170,438

(1)
Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

(2)
Audit Related Fees relate to professional services such as accounting consultations relating to new accounting standards, due diligence assistance and audits and other attest services for non-consolidated entities (i.e. employee benefit plans, various trusts, The Allstate Foundation, etc.) and are set forth below.

	2003	2002
Adoption of New Accounting Standards	$—	$16,610
Due Diligence	$19,590	$479,861
Audits and other Attest Services for Non-consolidated Entities	$484,210	$432,010
Other	$115,515	$34,747

Audit Related Fees	$619,315	$963,228
(3)
Includes fees for tax compliance, consultation and planning. Included in the total fees paid to Deloitte & Touche during 2003 was $36,720 for tax return preparation and tax audit-related services provided in 2002 prior to the effective date of the Audit Committee pre-approval requirements.

(4)
All Other Fees primarily include professional fees for consulting services related to non-financial information technology, as well as fees for other consulting services:

	2003	2002
Non-Financial Information
Technology Consulting	$273,400	$—
Strategic Planning	$—	$40,727
Lease Consulting	$—	$7,710
Other	$23,686	$13,370

All Other Fees	$297,086	$61,807

        Representatives of Deloitte & Touche LLP will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

        The Audit Committee and the Board of Directors unanimously recommend that stockholders vote for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for 2004 as proposed.

Item 3
Approval of Material Terms of Performance Goals
Under the Annual Covered Employee Incentive Compensation Plan

        In 1999, the Board of Directors adopted and the stockholders approved, an Annual Covered Employee Incentive Compensation Plan whose participants are limited to persons who will be named executives for the fiscal year covered by the plan ("covered employees" under the Plan). You are being asked to approve the revised material terms of the performance goals under the plan in order for the plan to qualify as a performance-based plan under Section 162(m) of the Internal Revenue Code and thereby maximize the deductibility of awards paid under the plan.

        The purposes of the plan are to provide cash incentive compensation to covered employees to achieve annual performance goals, and to maximize the deductibility of such compensation under Section 162(m) of the Code. In the event that the revised material terms of the performance goals are not approved by shareholders, the Committee believes it is important to continue to offer an incentive program that is performance-based and will look for ways to maximize the deductibility of this compensation, taking action as appropriate to achieve this objective.

        The plan is administered by the Compensation and Succession Committee consisting entirely of "outside directors" within the meaning of Section 162(m). The Compensation and Succession Committee has authority in all matters relating to the discharge of its duties and the exercise of its authority under the plan. All decisions of the Compensation and Succession Committee and its actions with respect to the plan are binding and conclusive.

        Under the plan, the Compensation and Succession Committee establishes written performance goals within 90 days after the beginning of each fiscal year (or if the named executive is not an employee at the beginning of the fiscal year, within the first 25% of the period within the fiscal year in which the named executive is an employee) and while the outcome of the performance goals is substantially uncertain. The performance goals must be expressed in terms of annual financial, operating or other objective and measurable criteria, and may involve comparisons with respect to past results of Allstate and its business units, or of Allstate's peer or industry group of companies. At its March 2004 meeting, the Board revised the measures of performance to replace the use of the term net earnings with net income and to replace international business expansion goals with a general reference to business expansion goals. These changes were made to align with the Company's use of GAAP terms and those more relevant to the Company's ongoing business. As revised, measures of performance must include one or more of the following: net income, operating income, return on equity, earnings per share, return on assets, values of assets, revenues, market share, prices of Allstate stock, Allstate subsidiary or business unit objectives to meet specified revenue goals, market penetration goals, business expansion goals, cost targets, customer retention and satisfaction goals, or goals relating to acquisitions or divestitures. The calculation is specifically defined at the time the goal is set. Each performance goal must state, in terms of an objective formula or standard, the award payable to each participant if the performance goal is attained.

        The Compensation and Succession Committee sets award opportunities for each participant based upon the degree of achievement of the year's goals. At its March 2004 meeting, the Board of Directors increased the maximum annual award for any participant from $3,000,000 to $5,500,000 to provide greater flexibility for the Compensation and Succession Committee to align a greater portion of the total compensation opportunities for the named executive officers with business strategies, market position and corporate performance. The Committee has no authority to increase the amount of any individual awards otherwise payable under the plan, but it has discretion to decrease awards. Awards are paid in the year following the year of performance, after the Compensation and Succession Committee has certified the degree of attainment of the performance goals. A copy of the plan is attached as Appendix E.

        The amount of each participant's payable award will be determined pursuant to the achievement of the stated goals and, in addition, will be subject to the Compensation and Succession Committee's right to reduce any participant's award by any amount in its sole discretion. As a result, the amounts payable to any participant are not determinable. If, however, the material terms of the performance goals, revised as provided above, had been in effect for the 2003 fiscal year, the amounts that might have been paid under the plan, assuming no reduction by the Compensation and Succession Committee, would be the same as those that were paid and are reflected in the Bonus column of the Summary Compensation Table on page 16.

        The Board recommends that stockholders vote for the approval of the revised material terms of the performance goals for the Annual Covered Employee Incentive Compensation Plan.

Item 4
Approval of Material Terms of Performance Goals
Under the Long-Term Executive Incentive Compensation Plan

        In 1999, the Board adopted and the stockholders approved an amended and restated Long-Term Executive Incentive Compensation Plan. You are being asked to approve the revised material terms of the performance goals of the plan in order for the plan to qualify as a performance-based plan under Section 162(m) of the Internal Revenue Code and thereby maximize the deductibility of awards paid to named executives under the plan.

        The purposes of the plan are to attract and retain talented executives and to maximize the deductibility of compensation paid under the plan to any covered employee; provide added incentives to promote various long-term performance goals; link compensation to performance by rewarding three-year corporate performance; compensate for competitive and superior performance; and encourage teamwork among top executives.

        The plan is administered by the Compensation and Succession Committee consisting entirely of "outside directors" within the meaning of Section 162(m). The Compensation and Succession Committee has authority in all matters relating to the discharge of its duties and the exercise of its authority under the plan. All decisions of the Compensation and Succession Committee and its actions with respect to the plan are binding and conclusive.

        The plan provides award opportunities for approximately 90 senior executives of Allstate, including each of the named executives, based on achievement of performance goals over a three-year cycle. The Compensation and Succession Committee establishes written performance goals within 90 days after the beginning of each cycle (or if the named executive is not an employee at the beginning of the cycle, within the first 25% of the period within the cycle in which the named executive is an employee), and while the outcome of the performance goals is substantially uncertain. The performance goals must be expressed in terms of annual financial, operating or other objective and measurable criteria, and may involve comparisons with respect to past results of Allstate and its business units, or of Allstate's peer or industry group of companies. At its March 2004 meeting, the Board revised the measures of performance to replace the use of the term net earnings with net income and to replace international business expansion goals with a general reference to business expansion goals. These changes were made to align with the Company's use of GAAP terms and those more relevant to the Company's ongoing business. As revised, measures of performance must include one or more of the following: net income, operating income, return on equity, earnings per share, return on assets, values of assets, revenues, market share, prices of Allstate stock, Allstate subsidiary or business unit objectives to meet specified revenue goals, market penetration goals, business expansion goals, cost targets, customer retention and satisfaction goals, or goals relating to acquisitions or divestitures. The specific calculation is defined at the time the goal is set. Each performance goal must state, in terms of an objective formula or standard, the award payable to each participant if the performance goal is attained.

        The Compensation and Succession Committee sets award opportunities for each participant, depending upon the degree of achievement of the cycle's goals. A new three-year cycle begins every year. Awards are calculated on a participant's annual salary as of the beginning of a cycle. At its March 2004 meeting, the Board of Directors increased the maximum award opportunity for any participant for any performance cycle to $6,000,000 from $3,500,000 to provide greater flexibility for the Compensation and Succession Committee to align a greater portion of the total compensation opportunities for senior executives with long-term business strategies, market position and corporate performance. The Compensation and Succession Committee has no authority to increase the amount of any individual award otherwise payable under the terms of the plan to the named executives, but it has the discretion to decrease awards. Awards are paid in the year following the final year of the cycle, after the Compensation and Succession Committee has certified the degree of attainment of the performance goals. A copy of the plan is attached as Appendix F.

        The amount of each participant's payout is dependent on the achievement of the stated goals and, in addition, is subject to the Compensation and Succession Committee's right to reduce any named executive's award by any amount in its sole discretion and the right to exercise positive discretion for all other participants. As a result, the amounts payable to any participant are not determinable. If, however, the material terms of the performance goals, revised as provided above, had been in effect for the 2003 fiscal year, the amounts that might have been paid under the plan for the named executives, assuming no reduction by the Compensation and Succession Committee, would be are similar to those reflected in the Long-Term Incentive Plan Awards in 2003 Table on page 19.

        The Board recommends that stockholders vote for approval of the revised material terms of the performance goals of the Long-Term Executive Incentive Compensation Plan.

Item 5
Stockholder Proposal On Cumulative Voting

        Mr. William E. Parker, 6906 Village Parkway, Dublin, California, 94568, registered owner of 222 shares of Allstate common stock as of November 19, 2003, intends to propose the following resolution at the Annual Meeting.

        Resolved: That the stockholders of The Allstate Corporation, assembled at the annual meeting in person and by proxy, hereby request the Board of Directors to take steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all such votes for a single candidate, or any two or more of them as he or she may see fit.

        Even before corporate accountability and integrity became a national issue, this proposal received strong support from the shareholders. Since last year's annual meeting, The Corporate Library, an independent research firm on corporate governance, has given The Allstate Corporation the grade of F for board effectiveness. They stated, "While the company claims high levels of apparent compliance with best practice standards, the reality is they are backed by a weak and ineffectual board."

        The Company's financial performance is directly related to its corporate governance.

        As I write this statement, The Allstate Corporation has been found to have violated the Age Discrimination in Employment Act (ADEA) by the Equal Employment Opportunity Commission (EEOC) and is under investigation by various Federal and State regulating agencies for various questionable business practices. These practices can have a significant impact on the profitability of the company costing it hundreds of millions of dollars in lost stockholder value.

        Currently, the company's Board of Directors is composed entirely of management nominees.

        Cumulative voting increases the possibility of electing independent-minded directors that will properly report the financial condition of the company and enforce management's accountability to shareholders and the public at large.

        The company's standard argument that adoption of cumulative voting will lead to the election of dissidents to the board that will only represent the special interest is misleading because new board members would also have a fiduciary duty to act in the best interest of all shareholders.

        Please help the stockholders influence good corporate governance by voting "YES" on this resolution.

        The Board unanimously recommends that stockholders vote against this proposal for the following reasons:

        The Board believes its current method of electing directors, by a plurality of the votes cast, will continue to work as successfully in the future as it has in the past because it is the fairest way to elect an independent board that represents the interests of all stockholders and not a particular interest group. A majority of Allstate's stockholders have rejected this proposal at the last six consecutive annual meetings from 1998 to 2003.

        Cumulative voting is inconsistent with the principle that each director should represent all stockholders equally and can result in the election of a director who feels accountable to a particular stockholder constituency, not to stockholders as a whole. Currently each director nominee stands each year for election by all stockholders. Cumulative voting could give disproportionate and unfair weight to the votes cast by a minority shareholder or shareholders which may lead to partisanship among the directors. Such partisanship and voting on behalf of special interests could interfere with the effectiveness of a Board and could be contrary to the interests of Allstate and its stockholders as a whole.

        The proponent erroneously suggests that Allstate's Board is not independent. With the typical exception of the Chairman of the Board and Chief Executive Officer, all of the nominees and incumbent directors are independent as defined by all securities laws and the current listing standards of the New York Stock Exchange, and as determined by the Board of Directors. No directors have any material relationships to Allstate or to its management.

        All nominees have been evaluated and recommended for election by the Nominating and Governance Committee which is comprised solely of independent, non-employee directors. The Committee recommends members who are highly qualified and reflect a diversity of experience and viewpoints. Allstate's bylaws provide a means for stockholders to recommend candidates for election to the Board of Directors. The process for recommending nominees is, and has been, published in each of Allstate's annual proxy statements. This year, the process is described above on page 5 and is also available on the Corporate Governance portion of the Company's website, allstate.com.

        The Board agrees that financial performance is driven in part by strong corporate governance standards and is proud of its own corporate governance practices and procedures as well as its financial and share price performance. There has been an extraordinary amount of attention and focus on corporate governance driven by recent high profile corporate scandals. In response to these scandals, lawmakers and regulators have raised the bar on corporate governance processes, including independence standards for directors. Allstate's Board has remained vigilant in its attention to the developments in the corporate governance arena to ensure that its practices continue to meet the highest standards of ethical corporate best practices.

        While the proponent cites to one governance rating report, Allstate's corporate governance practices and procedures have in fact been reviewed by numerous governance ratings services including Institutional Shareholder Services, a leading provider of proxy voting and corporate governance services. ISS bases its ratings on an analysis of 61 criteria from which it determines a corporate governance quotient of a company's governance practices relative to a company's market peer group and industry peer group. ISS analyzes over 10,000 U.S. companies and over 12,000 non-U.S. companies a year. As of January 9, 2004, Allstate was rated by ISS as outperforming 96.7% of the companies in the S&P 500 Index, and 99.2% of its peer insurance industry group. GovernanceMetrics, International is another independent research and ratings agency that analyzes corporate governance and corporate accountability issues at public companies around the world. In 2003, GMI rated Allstate a perfect "10". As part of its analysis, GMI examines over 600 data points in its research. Allstate was one of only seventeen companies out of 1600 global companies examined to receive the highest score available under GMI's ratings analysis. (As of February 24, 2004, the final 2004 GMI rating was not yet available.) The Corporate Library's rating of Allstate's governance was based on their proprietary analysis of seven categories of data. The Corporate Library admits that its analysis is "not based on compliance with conventional best practice standards" but is derived from "the presence or absence of statistically significant indicators of relative board strength or weakness". The Board fundamentally disagrees with the analysis and conclusions drawn by The Corporate Library's "statistically significant indicators" and will continue to emphasize exemplary best practices in corporate governance.

        In addition to its strong corporate governance practices, the Board has demonstrated its focus and commitment to provide exceptional value to our shareholders, as demonstrated by results in 2003. Allstate's 2003 results demonstrate that these efforts delivered value to our shareholders. The success of the actions and strategies taken will continue to be leveraged in order to provide sustained positive shareholder value.

        Like other members of the industry and corporate America in general, Allstate being well known as America's largest publicly held personal lines insurer, is a target of a number of class action lawsuits and other types of litigation. Allstate is vigorously defending these lawsuits in the best interest of its customers, employees, distribution partners and stockholders, and remains committed to conducting its business in compliance with the law and to cooperating with the state and federal agencies that regulate its business.

        For the reasons stated above, the Board recommends a vote against this proposal.

Executive Compensation

        The following Summary Compensation Table sets forth information on compensation earned in 2001, 2002 and 2003 by Mr. Liddy (Allstate's Chief Executive Officer) and by each of Allstate's four most highly compensated executive officers (with Mr. Liddy, the "named executives").

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/SARs (#)(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)
Edward M. Liddy (Chairman, President and Chief Executive Officer)	2003 2002 2001	1,078,746 1,033,747 990,000	3,883,488 3,101,250 103,356	710 734 55,199	2,256,380 –0– –0–	272,000 550,000 400,000	4,806,935 –0– 1,024,873	10,080 10,080 4,293
Danny L. Hale (Vice President and Chief Financial Officer)	2003	517,391	1,341,739	273,568	1,558,498	173,000	152,934	10,079
Robert W. Pike (Executive Vice President Administration and Secretary)	2003 2002 2001	503,625 484,250 462,925	1,208,700 847,438 251,825	710 1,325 769	565,684 –0– –0–	68,000 136,000 90,612	581,175 –0– 131,209	10,123 10,123 4,330
Eric A. Simonson (President, Allstate Investments, LLC)	2003 2002	472,500 192,391	809,053 182,664	230,816 18,104	521,192 728,000	63,000 125,000	252,000 –0–	10,080 34
Thomas J. Wilson, II (President, Allstate Protection)	2003 2002 2001	624,996 555,251 510,050	1,293,291 622,563 404,485	1,288 2,734 986	838,992 –0– –0–	126,845 167,000 114,503	845,066 –0– 167,952	10,028 10,019 4,269

(1)
Amounts earned under Allstate's Annual Covered Employee Incentive Compensation Plan are paid in the year following performance. Up to $3.0 million of any individual award opportunity may be paid from this plan. The remainder is automatically deferred and will be paid pursuant to the terms of The Allstate Corporation Deferred Compensation Plan. The amount shown for Mr. Hale includes a net of taxes sign-on bonus of $100,000 he received in connection with his joining Allstate in January 2003.

(2)
Amounts attributed to Messrs. Hale and Simonson for 2003 include $167,637 and $162,138, respectively, for relocation-related payments in connection with their joining Allstate, including tax gross-up payments payable on the relocation expenses. Mr. Hale also received a tax-gross up payment related to a sign-on bonus. The amount attributed to Mr. Liddy for 2001 includes $29,409 for personal use of the corporate aircraft pursuant to the Board's request to senior management to maximize use of the aircraft to cope with emergency and other special situations and avoid the risks of commercial air travel. The remainder of the amounts for each of the named executives represents tax gross-up payments attributed to income taxes payable on certain travel benefits and tax return preparation fees.

(3)
The grant date value of the 2003 restricted stock grant shares held by the named executives is provided in the table above. Each restricted stock grant is awarded at the fair market value of Allstate common stock on the date of grant. The table below shows the value of all restricted stock grants held by the named executive officers at the December 31, 2003 closing price of $43.02 per share. The 2003 restricted stock awards vest in total on February 14, 2007. For each of the named executives except Messrs. Hale and Simonson, the restricted shares from prior grants column in the table below includes the second one-half installment of the May 18, 2000 restricted stock grant which vests on May 18, 2004. Messrs. Hale and Simonson each received grants of restricted stock when they joined Allstate in January 2003 and July 2002, respectively. Mr. Hale's grant vests in total on January 7, 2007 and Mr. Simonson's grant vests in total on July 29, 2007. Dividends are paid on the restricted stock shares in the same amount and at the same time as dividends paid to all other owners of Allstate common stock.

Named Executive	Restricted Shares from Prior Grants Held as of 12/31/03	Restricted Shares Granted in 2003	Aggregate of all Restricted Stock holdings at 12/31/03 Market Value
Edward M. Liddy	54,524	71,000	$5,400,042
Danny L. Hale	25,000	19,100	$1,897,182
Robert W. Pike	13,513	17,800	$1,347,085
Eric A. Simonson	20,000	16,400	$1,565,928
Thomas J. Wilson, II	13,704	26,400	$1,725,274
(4)
The 2003 option awards are set forth below in detail in the table titled "Option/SAR Grants in 2003."

(5)
Amounts earned under Allstate's Long-Term Executive Incentive Compensation Plan are paid in the year following the end of the performance cycle. Up to $3.5 million of any individual award opportunity may be paid from this plan. The remainder is automatically deferred and will be paid pursuant to the terms of The Allstate Corporation Deferred Compensation Plan.

(6)
Each of the named executives participated in group term life insurance and in Allstate's profit sharing plan, a qualified defined contribution plan sponsored by Allstate. The amounts shown represent the premiums paid for the group term life insurance by Allstate on behalf of each named executive officer and the value of the allocations to each named executive's account derived from employer matching contributions to the profit sharing plan.

Option/SAR Grants in 2003

        The following table is a summary of all Allstate stock options granted to the named executives during 2003. Individual grants are listed separately for each named executive. In addition, this table shows the grant date present value of the stock options:

	Number of Securities Underlying Options/SARs Granted(1)	% of Total Options/SARs Granted to All Employees in 2003	Exercise or Base Price (per share)	Expiration Date	Grant Date Present Value(2)
Edward M. Liddy	272,000	5.76	$31.78	2/7/13	$2,162,400
Danny L. Hale	100,000 73,000	2.12 1.55	$38.06 $31.78	1/7/13 2/7/13	$1,022,000 $ 580,350
Robert W. Pike	68,000	1.44	$31.78	2/7/13	$ 540,600
Eric A. Simonson	63,000	1.33	$31.78	2/7/13	$ 500,850
Thomas J. Wilson, II	101,000 16,492(3) 9,353(3)	2.14 .35 .20	$31.78 $36.01 $40.15	2/7/13 8/15/06 7/6/05	$ 802,950 $ 91,036 $ 42,182

(1)
These options become exercisable in four annual installments, were granted with an exercise price equal to the fair market value of Allstate's common shares on the date of grant, expire ten years from the date of grant, and include tax withholding rights and a "reload" feature. Tax withholding rights permit the option holder to elect to have shares withheld to satisfy minimum federal, state and local tax withholding requirements. The reload feature permits payment of the exercise price by tendering Allstate common stock, which in turn gives the option holder the right to purchase the same number of shares tendered, at a price equal to the fair market value on the exercise date. The options permit the option holder to exchange shares owned (by actual physical delivery or by attestation) to satisfy all or part of the exercise price. The vested portions of all the options may be transferred during the holder's lifetime to any defined family member, to a trust in which the family members have more than fifty percent of the beneficial interest, a foundation in which the family members (or the option holder) control the management of assets, and any other entity in which the family members (or option holder) own more than fifty percent of the voting interests.

(2)
Grant date present value is determined using the Black-Scholes Model which is a mathematical formula widely used to value exchange-traded options. Stock options granted by Allstate, however, are long-term and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the volatility was based on stock prices for the six-year period preceding the grant dates, the dividend yield was based on an annual dividend rate in effect at the time the options were granted, the risk-free rate of return is the then current rate on a Treasury Bill where the maturity is equal to Allstate's average life of an option, and the estimated time period is equal to the six year average life of an option. The following assumptions were used in the table:

Black-Scholes Model Assumptions

Grant Date	Expiration Date	Volatility	Dividend Yield	Risk-Free Rate of Return	Average Time Period
1/7/03	1/7/13	30.0%	2.20%	3.25%	6.0 years
2/7/03	2/7/13	30.0%	2.70%	3.16%	6.0 years
8/13/03(3)	8/15/06	30.0%	2.60%	1.82%	2.0 years
10/21/03(3)	7/6/05	30.0%	2.30%	1.30%	1.25 years
(3)
Options granted to replace shares tendered in exercise of options under the reload feature. These reload options are granted with the same terms as those of the original option grants and therefore become exercisable in three annual installments and expire within the original ten year term.

Equity Compensation Plan Information

        The following table includes information as of December 31, 2003 with respect to The Allstate Corporation's equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	32,597,089	$34.124	26,928,244(2)
Total	32,597,089	$34.124	26,928,244

(1)
Consists of the Equity Incentive Plan, the 2001 Equity Incentive Plan, the Employees Replacement Stock Plan and the Equity Incentive Plan for Non-Employee Directors. The 2001 Equity Incentive Plan, as approved by security holders in 2001, included a provision for adding back, to the number of shares authorized for issuance under the plan, shares that may be tendered by an option holder to pay the exercise price of an option. However, the Board of Directors eliminated that provision in March 2004, without the need for security holder approval.

(2)
Includes 23,870,671 shares that may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units, stock appreciation rights, performance units, performance stock and stock in lieu of cash under the 2001 Equity Incentive Plan; 2,846,708 shares that may be issued in the form of stock options under the Employees Replacement Stock Plan; and 210,865 shares that may be issued in the form of stock options, restricted stock and stock in lieu of cash compensation under the Equity Incentive Plan for Non-Employee Directors.

Option Exercises in 2003 and Option Values on December 31, 2003

        The following table shows Allstate stock options that were exercised during 2003 and the number of shares and the value of grants outstanding as of December 31, 2003 for each named executive:

			Number of Securities Underlying Unexercised Options/SARs at 12/31/03(#)		Value of Unexercised In-The-Money Options/SARs at 12/31/03($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward M. Liddy	6,522	44,513	1,913,817	961,357	25,526,645	8,492,855
Danny L. Hale	—0—	—0—	—0—	173,000	—0—	1,316,520
Robert W. Pike	84,846	1,311,406	305,014	235,336	1,551,918	2,120,902
Eric A. Simonson	—0—	—0—	—0—	188,000	—0—	1,535,620
Thomas J. Wilson, II	146,244	3,334,742	439,665	336,501	3,198,735	2,991,633

(1)
Value is based on the closing price of Allstate common stock ($43.02) on December 31, 2003, minus the exercise price.

Long-Term Incentive Plan Awards in 2003

        The following table details the long-term incentive plan awards made in 2003. Awards represent a potential cash incentive to be paid in the year following the completion of a cycle to the extent target or maximum performance objectives are achieved.

			Estimated Future Payouts Under Non-Stock Price-Based Plans ($)(1)
	Number of Shares, Units or Other Rights ($)	Performance or Other Period Until Payout
Name			Threshold	Target	Maximum
Edward M. Liddy	1,619,750	1/1/03-12/31/05	—0—	1,619,750	4,859,250
Danny L. Hale	420,000	1/1/03-12/31/05	—0—	420,000	1,260,000
Robert W. Pike	391,200	1/1/03-12/31/05	—0—	391,200	1,173,600
Eric A. Simonson	360,000	1/1/03-12/31/05	—0—	360,000	1,080,000
Thomas J. Wilson, II	625,000	1/1/03-12/31/05	—0—	625,000	1,875,000

(1)
Target awards are set for participants at the beginning of each cycle based on a percentage of annual salary at the beginning of the cycle. The performance goal for the named executives' 2003-2005 cycle is based solely on a comparison of a calculation of return on average equity as defined in the plan compared with the same calculation of return on average equity of an identified group of peer property/casualty and life companies. If the maximum level of performance is achieved, which is defined as Allstate's return on average equity being the first or second highest of the peer group, the award would be 300% of the participant's target award.

Pension Plans

        With the exception of Mr. Hale, the following table indicates the estimated total annual benefits payable to each of the named executives upon retirement, under the specified compensation and years of service classifications, pursuant to the combined final average pay benefit formulas for the Allstate Retirement Plan and the unfunded Supplemental Retirement Income Plan. Benefits shown below are based on retirement at age 65 and selection of a straight life annuity payment option.

Pension Plan Table—Final Average Pay Benefit

	Years of Service
Remuneration	15	20	25	30	35

$1,000,000	$325,000	$434,000	$542,000	$608,000	$608,000

$1,500,000	$490,000	$654,000	$817,000	$916,000	$916,000

$2,000,000	$655,000	$874,000	$1,092,000	$1,224,000	$1,224,000

$2,500,000	$820,000	$1,094,000	$1,367,000	$1,532,000	$1,532,000

$3,000,000	$985,000	$1,314,000	$1,642,000	$1,840,000	$1,840,000

$4,000,000	$1,315,000	$1,754,000	$2,192,000	$2,456,000	$2,456,000

$5,000,000	$1,645,000	$2,194,000	$2,742,000	$3,072,000	$3,072,000

        As of December 31, 2003, Messrs. Liddy and Wilson had 16 and 11 years, respectively, of combined Allstate/Sears, Roebuck and Co. service and Messrs. Hale, Pike, and Simonson had 1, 31 and 1 year(s) of service, respectively, with Allstate. As a result of their prior Sears service, a portion of Mr. Liddy's and Mr. Wilson's retirement benefits will be paid from the Sears Plan. Only annual salary and annual bonus amounts referred to as remuneration in the table above, as reflected in the Summary Compensation Table, are considered annual compensation in determining retirement benefits. Annual retirement benefits are generally payable monthly and benefits accrued from January 1, 1978 through December 31, 1988 are reduced by a portion of a participant's estimated social security benefits. Effective January 1, 1989 the retirement benefit calculation was integrated with the employee's social security wage base. Under the final average pay benefit formula, benefits are computed on the basis of a participant's years of credited service (generally limited to 28) and average annual compensation over the participant's highest five successive calendar years of earnings out of the ten years immediately preceding retirement.

        The pension plan formula changed to a cash balance approach effective January 1, 2003 for eligible employees hired after August 1, 2002. Mr. Hale, who joined Allstate in January 2003, earns benefits under the cash balance benefit formula which allocates pay credits (a percentage of participants' eligible annual salary and bonus) and interest credits to a participant's hypothetical cash balance account. Pay credits, in the form of a lump sum, are determined based on years of vesting service shown in the following table.

Pension Plan Table—Cash Balance Benefit

Years of Vesting Service	Pay Credits
Less than 1 year	0%
1 year but less than 5 years	2.5%
5 years but less than 10 years	3.0%
10 years but less than 15 years	4.0%
15 years, but less than 20 years	5.0%
20 years, but less than 25 years	6.0%
25 years or more	7.0%

        Interest credits are based on the applicable interest rate under the Internal Revenue Code (currently the plan uses the average 30-year Treasury Bond rate in effect for August for the preceding plan year, as published by the Internal Revenue Service). Under both the final average pay and cash balance benefit formulas, participants are generally vested after five years of service. A participant's cash balance benefit is payable upon termination of employment.

        The Supplemental Retirement Income Plan will pay the portion of the benefits shown in the final average pay benefit table above that exceeds Internal Revenue Code limits or is based on compensation in excess of Internal Revenue Code limits. Under the cash balance benefit formula, pay credits and interest credits earned on compensation in excess of Internal Revenue Code limits will be paid from the Supplemental Retirement Income Plan.

        Mr. Liddy will receive a pension enhancement that assumes an additional five years of age and service under the final average pay formula through age 61, payable from a nonqualified pension plan upon termination, retirement, death or change of control. At age 62 and after, the enhancement is based on the maximum credited service under the final average pay benefit formula. This enhancement is payable upon death and is considered to be a supplemental retirement plan in the event of a change of control.

Change of Control Arrangements

        The named executives have agreements in place which provide for severance and other benefits upon a "change of control" involving Allstate. In general, a change of control is one or more of the following events: 1) any person acquires more than 20% of Allstate common stock; 2) certain changes are made to the composition of the Board; or 3) certain transactions occur that result in Allstate stockholders owning 70% or less of the surviving corporation's stock.

        Under these agreements, severance benefits would be payable if an executive's employment is terminated by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the three-year period following such event. Good reason includes a termination of employment by a named executive for any reason during the 13th month after a change of control.

        The principal severance benefits include: 1) pro-rated annual incentive award and long-term incentive award (both at target) for the year of termination of employment; 2) a payment equal to three times the sum of the executive's base salary, target annual incentive award and target annualized long-term incentive award; 3) continuation of certain welfare benefits for three years; 4) an enhanced retirement benefit; and 5) reimbursement (on an after-tax basis) of any resulting excise taxes.

        In addition, all unvested stock options would become exercisable, all restricted stock would vest and nonqualified deferred compensation and supplemental retirement plan balances would become payable upon a change of control.

        Allstate believes these agreements encourage retention of its executives and enable them to focus on managing the Company's business thereby more directly aligning management and shareholder interests in the event of a transaction.

Compensation and Succession Committee Report

        Allstate's Compensation and Succession Committee, which is composed entirely of independent, non-employee directors, administers Allstate's executive compensation program. The purposes of the program are to:

    •
    Link executives' goals with stockholders' interests

    •
    Attract and retain talented management

    •
    Reward annual and long-term performance

        Committee-approved stock ownership goals for executives at the vice president level and above require these executives to own, within five years of the date the executive position is assumed, common stock worth a multiple of base salary, ranging from one times salary to up to seven times salary for Mr. Liddy as Chief Executive Officer. The Committee weights compensation opportunities for executive officers, including each of the named executives, more heavily towards compensation payable upon the attainment of specified performance objectives and compensation in the form of Allstate common stock. At least annually, the Committee reviews a report based on data prepared by independent compensation consultants comparing Allstate's total compensation levels for its executives with total compensation paid to executives in comparable positions at other companies in the peer group of large U.S. public insurance companies. The Committee attempts to set Allstate total compensation at between the 60th and 65th percentile of the peer group.

        Allstate executives can receive three types of compensation, each of which is described in more detail below:

    •
    Annual cash compensation

    •
    Long-term cash compensation

    •
    Long-term equity compensation

        Incentive awards are designed to reward both annual and long-term performance, each of which is aligned with enhancing stockholder interests. Incentive awards take the form of cash and stock-based compensation.

Base Salary

        Base salaries of Allstate executives are set by the Committee at a level designed to be competitive in the U.S. insurance industry. Only 12% of target total compensation for the Chief Executive Officer is base salary, the remaining 88% is linked to the performance of the company. The target total compensation for the company's senior executives is set at 17-23% base salary, with 77-83% being linked to company performance.

Annual Incentive

        Annual incentive awards are designed to provide certain employees, including each of the named executives, with a cash award based on the achievement of corporate performance, business unit performance, or a combination thereof. The Committee approves financial objectives using both revenue and profit measures that are designed to reward current and future profitable growth of Allstate. These objectives are approved prior to the end of the first quarter of the relevant year. Threshold, target and maximum benchmarks are set for each objective. Each award opportunity is stated as a specified percentage of base salary for the year.

        Annual incentive awards are paid in March of the year following the year of performance, after the Committee has certified attainment of the objectives. The Committee has the authority to adjust the amount of awards but, with respect to the chief executive officer and the other named executives, has no authority to increase any award above the amount specified for the level of performance achieved with respect to the relevant objective.

        For 2003, the award opportunity for Mr. Liddy and executives of corporate functions was based on corporate performance with the single financial measure being an operating income per share objective approved by the Committee. The award opportunity for the Allstate Protection and Allstate Financial business unit officers was based on the performance of their respective unit and the award opportunity for the Investments business unit was based on a combination of the corporate operating income per share objective and the Investments business unit performance. No award was payable with respect to an objective if the threshold level of performance was not attained.

        There were three performance objectives for the Allstate Protection (property and casualty) business unit. The primary financial measure objective was a matrix that measures the results of premium growth, policy growth and combined ratio, which was designed to achieve a balance between revenue and profit objectives. A second financial measure objective was based on the sales of financial services products by Allstate agencies measuring traditional life insurance products as well as annuity and other sales. The third financial measure objective was a reduction of the expense ratio.

        The Allstate Financial performance objective was based on statutory premium growth, operating income for the business unit, expenses and invested asset growth objectives.

        Ten percent of the award opportunity for the Investments business unit was based on the corporate operating income per share objective and the remaining 90% was based on the Investments business unit performance. The Investment business unit objectives were based on total portfolio return, net interest and dividends for Allstate Protection and Allstate Financial and Allstate Financial portfolio spread and default measures.

        For 2003, Messrs. Liddy's, Hale's and Pike's annual cash incentive awards were based on the operating income per share objective. Allstate's performance exceeded the maximum objective established for the year primarily due to increased profits in Allstate Protection. As a result, these executives will receive the maximum incentive award.

        For 2003, the annual cash incentive award for Mr. Wilson was based on the three performance objectives related to the Allstate Protection business unit. The 2003 performance results for the matrix measure was close to the maximum level, less than threshold for the sale of financial services products, and above target for the expense ratio objective. As a result, Mr. Wilson's annual incentive award was based on his exceeding target performance objectives.

        For 2003, 10% of Mr. Simonson's annual cash incentive award was based on the achievement of the corporate operating income per share objective. Allstate's performance exceeded the maximum objective established, therefore Mr. Simonson will receive the maximum incentive award for this portion. The remaining 90% of Mr. Simonson's annual cash incentive award was based on the five performance measures related to the Investments business unit. The performance measures for total portfolio return, net interest and dividends for Allstate Protection, and the Allstate Financial portfolio spread objectives exceeded the target level of performance. The performance for the Allstate Financial default objective exceeded the maximum level of performance and the performance for the Allstate Financial net interest and dividends objective exceeded the threshold level of performance.

        For 2004, the performance measure objectives for the annual incentive program will be modified. The Chief Executive Officer and corporate officers will continue to have an operating income per share measure, but will also have a measurement objective based on the combined results of the Allstate Protection, Allstate Financial and Investments business units. These two measures will be equally weighted.

        The business unit financial performance objectives for 2004 will include a combination of corporate and business unit measures. The Allstate Protection unit will utilize the same three performance objective measures as in 2003 as well as incorporate a new performance objective measuring a customer loyalty index. Allstate Financial performance objectives will be based on an increase in new sales, the profitability of new sales, expense management and an operating income goal in addition to the corporate, or operating income per share objective. The Investment unit's performance objectives will be based on portfolio total return, a life spread volume goal that measures portfolio performance against benchmarks and losses in addition to the corporate, or operating income per share objective.

        The Committee believes the financial performance objectives reflect the overall goal to achieve balance between revenue growth and profitability.

Long-Term Cash Compensation

        Long-term incentive cash awards are designed to provide certain employees, including each of the named executives, with a cash award based on the achievement of a performance objective over a three-year period. In order to qualify as performance based compensation deductible under Section 162(m) of the Internal Revenue Code, the objective is established by the Committee at the beginning of the three-year cycle and is designed to drive long-term positive performance. Threshold, target and maximum levels of performance are established on which individual award opportunities are based. The Committee must certify in writing the attainment of the objective before awards may be paid. Awards are payable in March of the year following the end of the cycle.

        The current cycles for long-term incentive cash awards cover the periods of 2001-2003, 2002-2004 and 2003-2005. In 2001, the Committee approved changes to the cycle timing. Prior to the 2002-2004 cycle, a new cycle commenced every two years and covered three years of performance. Under that design, award opportunities for the 2001-2003 cycle are stated as a specific percentage of a participant's base salary from July 1, 2001 to July 1, 2003. Beginning with the 2002-2004 cycle, a new cycle commences annually and covers three years of performance. Awards are calculated on a participant's annual salary as of the beginning of the cycle.

        Prior to 2002, the performance measure for each cycle was based on an absolute return on average equity with peer calibrations of plus or minus 50% depending on Allstate's growth in operating income per share as compared to a peer group of companies over the same period. In January 2002, the Committee determined that a relative measure based on return on equity as compared to that of the peer group of companies in the S&P 500 Property/Casualty Index over the same three-year period more closely links long-term cash compensation to shareholder value. To ensure that the return on equity satisfies an initial minimum level, no payment is made unless that return exceeds the average rate on three-year Treasury Notes over the three-year cycle, plus 200 basis points.

        In January 2002, the Committee established this relative measure for the 2002-2004 cycle and applied it to the 2001-2003 cycle with the expectation that the payments to the named executive officers would remain deductible under Section 162(m) of the Code to the extent the absolute return performance measure was attained. In approving the performance measure for the 2003-2005 cycle, the Committee approved a change to the peer group of companies from the S&P 500 Property/Casualty Index to a named group of peer companies representing both the property/casualty and financial services industries. The change more closely reflects the companies with which Allstate competes for revenue. Awards will be calculated at the end of each cycle accordingly.

        Long-term incentive cash awards for the 2001-2003 cycle were paid in March 2004. Based on the three-year average return on equity, Allstate placed fifth of the eleven companies which comprise the Index companies and thereby exceeded the target level of the performance objective. In light of the named executives' accomplishments and resulting business performance for this cycle, and the Committee's continuing belief that the relative measure is the more appropriate basis on which to judge performance, the Committee determined that payments for the named executives should be based on the relative measure applicable to the other participants, notwithstanding the potential loss of deductibility for these payments. Payments to each of the named executives for the 2001-2003 cycle are set forth under the "LTIP Payouts" column in the Summary Compensation Table.

Long-Term Equity Compensation

        The 2001 Equity Incentive Plan provides for the grant of stock options, performance units and performance stock, stock appreciation rights, restricted or unrestricted common stock, restricted stock units and stock in lieu of cash awards to plan participants.

        The company began expensing stock options under the rules of FAS 123 effective with the grants awarded in 2003.

        In February 2003, the Committee granted stock options and restricted stock to certain employees, including each of the named executives. The size of each named executive's grant was based on a specified percentage of his base salary and the Committee's assessment of his performance. In general, half of the value of the grants was awarded in restricted stock and half in stock options. The restricted stock grants will vest in four years and are further detailed on page 16 in the Summary Compensation Table. All stock option grants under this plan have been made in the form of nonqualified stock options at exercise prices equal to 100% of the fair market value of Allstate common stock on the date of grant. The details of the stock option grants can be found in the Option/SAR Grants in 2003 table on page 17. Except in certain change of control situations, these options are not fully exercisable until four years after the date of grant and expire in ten years. The vested portions of options may be transferred during the holder's lifetime to any defined family member, to a trust in which the family members have more than fifty percent of the beneficial interest, a foundation in which the family members (or the option holder) control the management of assets, and any other entity in which the family members (or option holder) own more than fifty percent of the voting interests.

Chief Executive Officer Compensation

        In 2003, approximately 12% of Mr. Liddy's total target compensation opportunity was base salary. The remaining 88% was variable compensation that was at risk and tied to Allstate's business results. Mr. Liddy's last increase in base salary was in April 2003, at which time Mr. Liddy's base salary was increased 4.3% to $1,090,000.

        For 2003, Mr. Liddy's annual cash incentive award was based upon the achievement of the corporate, or operating income per share performance objective. Allstate exceeded the maximum level of performance. The payout was calculated accordingly.

        Mr. Liddy's long-term incentive cash award for the 2001-2003 cycle was based on Allstate's exceeding the target level of performance, as Allstate ranked fifth out of the eleven peer companies it was compared against. The payout was calculated accordingly.

        On February 7, 2003, the Committee awarded Mr. Liddy a stock option for 272,000 shares and a restricted stock grant of 71,000 shares under the 2001 Equity Incentive Plan. The Committee used a specified percentage of Mr. Liddy's 2003 base salary to determine the award. In addition, for the stock option award, the Black-Scholes valuation formula was applied. The restricted stock grant will vest in February 2007.

Limit on Tax Deductible Compensation

        Under Section 162(m) of the Internal Revenue Code, Allstate cannot deduct compensation paid in any year to certain executives in excess of $1,000,000 that is not performance-based as defined in the Code. Long-term incentive cash payouts to the named executive officers for the 2001-2003 cycle will not qualify as performance-based compensation as that term is defined in the Code. The Committee believes that these payments serve the objectives of the Company's goals and strategies and therefore the interests of its stockholders by recognizing the need to align pay with performance. The Committee continues to emphasize compensation that is tied to performance goals for executives and believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent that is necessary for Allstate's success. Consequently, in any year the Committee may authorize compensation in excess of $1,000,000 that does not meet the Section 162(m) requirement and may result in the loss of a tax deduction.

Compensation and Succession Committee

H. John Riley, Jr. (Chairman)
F. Duane Ackerman Edward A. Brennan W. James Farrell	Jack M. Greenberg Ronald T. LeMay Michael A. Miles

Stock Performance Graphs

        The following performance graphs compare the performance of Allstate common stock total return during periods ranging from one to five years with the performance of the S&P 500 Property/Casualty Index* and the S&P 500 Index.

        The graph below plots the cumulative changes in value of an initial $100 investment as of December 31, 1998 over the indicated time periods, assuming all dividends are reinvested quarterly.

COMPARISON OF CUMULATIVE TOTAL RETURN
December 31, 1998 to December 31, 2003 for $100 Initial Investment Made on December 31, 1998
Allstate v. Published Indices

Value at each year-end of a $100 initial investment made on December 31, 1998.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Allstate	$100.00	$64.06	$117.78	$93.17	$104.59	$124.27
S&P 500 P/C*	$100.00	$74.74	$115.76	$106.47	$94.91	$119.66
S&P 500	$100.00	$120.89	$109.97	$96.94	$75.64	$97.09

*
Please note: Standard and Poors discontinued the S&P Property/Casualty Index on January 1, 2002 and replaced it with the S&P 500 Property/Casualty Index. Data reflected in the above-charts reflects the performance of the current S&P 500 Property/Casualty Index members (ticker symbol S5PROP).

        The following graph compares the cumulative performance of Allstate's returns for an initial $100 investment made at the end of each of the preceding five years with the performance of the S&P 500 Property/Casualty Index and the S&P 500 Index. The graph provides an investor who has held Allstate common stock for periods fewer than five years with an additional comparison of cumulative performance as it shows the changes in cumulative value of an initial $100 investment over the most recent five-, four-, three-, two- and one-year periods, respectively, assuming all dividends are reinvested quarterly.

COMPARISON OF CUMULATIVE TOTAL RETURN
For $100 Initial investment made as of December 31, 1998, 1999, 2000, 2001, and 2002
Allstate v. Published Indices

Value on 12/31/03 of a $100 Investment made on:

Invested on	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Allstate	$124.27	$193.99	$105.51	$133.38	$118.82
S&P 500 P/C*	$119.66	$160.09	$103.37	$112.38	$126.08
S&P 500	$97.09	$80.32	$88.29	$100.16	$128.36

Security Ownership of Directors and Executive Officers

        The following table sets forth certain information as to shares of Allstate common stock beneficially owned by each director and executive officer named in the Summary Compensation Table, and by all executive officers and directors of Allstate as a group. Shares reported include shares held as nontransferable restricted shares awarded under Allstate's employee benefit plans subject to forfeiture under certain circumstances, shares held indirectly through The Savings and Profit Sharing Fund of Allstate Employees and other shares held indirectly, and shares subject to stock options exercisable on or prior to April 1, 2004. The percentage of Allstate shares beneficially owned by any Allstate director or nominee or by all directors and executive officers of Allstate as a group does not exceed 1%. The following share amounts are as of January 31, 2004.

Name	Amount and Nature of Beneficial Ownership of Allstate Shares(a)
F. Duane Ackerman	28,115(b)
James G. Andress	28,667
Edward A. Brennan	334,783(c)
W. James Farrell	15,535(d)
Jack M. Greenberg	5,501(e)
Danny L. Hale	65,311(f)
Ronald T. LeMay	16,251(g)
Edward M. Liddy	2,464,805(h)
Michael A. Miles	45,499
Robert W. Pike	414,007(i)
J. Christopher Reyes	16,645(j)
H. John Riley, Jr.	29,501(k)
Eric A. Simonson	52,479(l)
Joshua I. Smith	21,983(m)
Judith A. Sprieser	17,682(n)
Mary Alice Taylor	18,853(o)
Thomas J. Wilson, II	592,231(p)
All directors and officers as a group	5,641,116(q)

(a)
Each of the totals for Messrs. Andress, Brennan, and Miles includes 19,001 Allstate shares subject to option.

(b)
Includes 8,501 shares subject to option.

(c)
Includes 36,894 shares held by Mr. Brennan's spouse. Mr. Brennan disclaims beneficial ownership of these shares.

(d)
Includes 10,001 shares subject to option.

(e)
Includes 2,001 shares subject to option.

(f)
Includes 18,250 shares subject to option.

(g)
Includes 10,751 shares subject to option.

(h)
Includes 2,108,699 shares subject to option.

(i)
Includes 356,014 shares subject to option.

(j)
Includes 2,001 shares subject to option.

(k)
Includes 12,501 shares subject to option.

(l)
Includes 15,750 shares subject to option.

(m)
Includes 16,751 shares subject to option.

(n)
Includes 9,501 shares subject to option.

(o)
Includes 7,001 shares subject to option.

(p)
Includes 507,202 shares subject to option.

(q)
Includes 4,649,509 shares subject to option.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Northern Trust Corporation 50 S. LaSalle Street Chicago, IL 60675	40,979,429(a)	5.8%
Common	Capital Research & Management Company 333 South Hope Street, 55th Floor Los Angeles, CA 90071	36,064,600(b)	5.1%

(a)
As of December 31, 2003. Held by Northern Trust Corporation together with certain subsidiaries (collectively "Northern"). Of such shares, Northern held 5,873,703 with sole voting power; 34,996,468 with shared voting power; 9,038,771 with sole investment power; and 180,641 with shared investment power. 33,157,097 of such shares were held by The Northern Trust Company as trustee on behalf of participants in Allstate's profit sharing plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)
As of December 31, 2003 based on Form 13G reflecting sole investment power over shares, filed by Capital Research and Management Company on February 13, 2004.

Audit Committee Report

        Deloitte & Touche LLP was Allstate's independent public accountant for the year ended December 31, 2003.

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2003.

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU §380).

        The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Allstate's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

James G. Andress (Chairman)
F. Duane Ackerman Jack M. Greenberg Ronald T. LeMay	J. Christopher Reyes Joshua I. Smith Judith A. Sprieser
Mary Alice Taylor

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allstate's executive officers, directors and persons who beneficially own more than ten percent of Allstate's common stock to file reports of securities ownership and changes in such ownership with the SEC.

        Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, Allstate believes that each of its executive officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2003.

Certain Transactions

        The Northern Trust Company maintains banking relationships, including credit lines, with Allstate and some of its subsidiaries, in addition to performing services for the profit sharing plan. Northern Trust was paid $1,036,772 in 2003 for cash management activities, trustee, custodian, credit lines and other services. Richard Pike, the son of Robert W. Pike, Vice President and Secretary, is employed in the Company's law department as an attorney and receives annual salary and bonus compensation in excess of $60,000 but not in excess of the maximum salary and bonus of $175,000 that may be earned under the Company's standard employee compensation salary band for an Assistant Counsel.

Other Matters

        If you use the telephone, the Internet or the proxy card/voting instruction form to allow your shares to be represented at the annual meeting, or at any adjournment thereof, the proxies may vote your shares in accordance with their best judgment on any other matters properly presented. Other than the matters referred to in this proxy statement, Allstate knows of no other matters to be brought before the meeting.

Stockholder Proposals for Year 2005 Annual Meeting

        Proposals which stockholders intend to be included in Allstate's proxy material for presentation at the annual meeting of stockholders in the year 2005 must be received by the Secretary of Allstate, Robert W. Pike, The Allstate Corporation, 2775 Sanders Road, Suite F8, Northbrook, Illinois 60062-6127 by November 26, 2004, and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2005 annual meeting.

        If a stockholder desires to bring a matter before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in Allstate's bylaws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of Allstate or can be accessed on Allstate's website, allstate.com. One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2005 annual meeting must be received by the Secretary of Allstate no earlier than January 18, 2005 and no later than February 17, 2005. The notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, any material interest of the stockholder in the business, the stockholder's name and address and the number of shares of Allstate stock beneficially owned by the stockholder. It should be noted that these bylaw procedures govern proper submission of business to be put before a stockholder vote at the annual meeting.

Proxy Solicitation

        Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, telex, facsimile, or electronic means. None of these individuals will receive special compensation for these services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate has also made arrangements with brokerage firms, banks, record holders and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Allstate will reimburse them for reasonable out-of-pocket expenses. Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004 will assist in the distribution of proxy solicitation materials, for a fee estimated at $14,000 plus expenses. Allstate will pay the cost of all proxy solicitation.

By Order of the Board,

Robert W. Pike Secretary
Dated: March 26, 2004

Appendix A

AUDIT COMMITTEE CHARTER

I.      Purpose

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities in the following areas: the integrity of the Company's financial statements and other financial information; the selection and oversight of the registered public accounting firm ("independent auditor"); the Company's compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; the performance of the Company's internal audit function and independent auditor; and the Company's systems of disclosure controls, internal controls, internal audit, accounting, and financial reporting processes. In carrying out its purpose, the Committee has the responsibilities and powers provided in this Charter.

II.    Membership

        The size of the Audit Committee is set from time to time by the Board, but will always consist of at least three directors. The members of the Committee are appointed by the Board upon the recommendation of the Nominating and Governance Committee in accordance with the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission (SEC). For purposes of membership on the Audit Committee, a director will not be considered "independent" if disqualified by the provisions of the Director Independence Standards adopted by the Board.

        Based on recommendations of the Nominating and Governance Committee, the Board designates the chair of the Committee. The Board may remove the chair or any other member.

        Each member of the Audit Committee shall be, in the Board's judgment, "financially literate" or shall become financially literate within a reasonable period of time after his or her appointment to the Committee as determined by the Board. At least one member of the Committee shall be an "audit committee financial expert" as defined under SEC rules and as determined by the Board.

III.   Meetings

        The Committee Chair determines the number, time, place and agenda of the Audit Committee meetings. The Committee meets not less than four times a year. At least quarterly, the Committee meets separately with management, with the internal auditors and with the independent auditor and may meet with the Company's internal auditors and/or independent auditor without management present whenever the Committee shall deem it appropriate. After each meeting, the Committee reviews with the Board any issues that arose with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.

IV.   Powers and Responsibilities

        The following functions are the common recurring activities of the Audit Committee in carrying out its oversight responsibilities. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances:

  Selection of Independent Auditor

        The independent auditor is ultimately accountable to the Audit Committee and the Board, as representatives of the stockholders. In this regard, the Audit Committee, as a committee of the Board, is directly responsible for the selection, appointment, compensation and oversight of the work of the independent auditor in preparing or issuing an audit report or related work, including resolving any disagreements between management and the independent auditor regarding financial reporting. Once the selection and appointment has been approved by the Board, and ratified by the shareholders, the Committee has sole authority and responsibility to retain and terminate the Company's independent auditor, to pre-approve all auditing services and all permitted non-auditing services of, or any other relationships with, the independent auditor and to approve the terms of and fees for such services, subject to de minimis exceptions allowed by law. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

        The Audit Committee may not retain as the Company's independent auditor any firm in which the Chief Executive Officer, Chief Financial Officer, Controller or any person serving in an equivalent position for the Company, was employed by such independent auditor and participated in any capacity in an audit of the Company during the one year period prior to the date of initiation of the audit.

        At least annually, the Audit Committee reviews and evaluates the qualifications, performance and independence of the Company's independent auditor, including a review and evaluation of the lead audit partner. As part of its evaluation, the Committee obtains and reviews a report by the independent auditor that describes the firm's internal quality-control procedures, including any material issues raised by the firm's most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more independent audits conducted by the firm and any steps taken to deal with any such issues. Annually, the Committee requests a written report from the independent auditor regarding their independence and all relationships between them and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board. The Committee discusses with the independent auditor any such disclosed relationships and their impact on the auditor's independence. If any concerns regarding the auditor's independence are identified, the Committee takes such action as it deems appropriate or necessary.

        The Audit Committee maintains a hiring policy for employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

  Review of Financial Reports and Information

        The Audit Committee reviews and discusses with management, its internal auditors and the independent auditor, the Company's annual audited and quarterly financial statements, including matters required to be discussed by Statement of Auditing Standards No. 61. Specifically, the review includes a discussion of:

    •
    management's discussion and analysis of financial condition and results of operations ("MD&A");

    •
    financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

    •
    any major issues regarding accounting and auditing principles and practices;

    •
    critical accounting policies;

    •
    the comparison of the Company's accounting policies with those in the industry;

    •
    significant items impacting the Company's financial statements, risk factors and forward-looking statements contained in the Company's disclosures under MD&A;

    •
    the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company's financial statements;

    •
    analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

    •
    the adequacy of internal controls that could significantly affect the Company's financial statements including the MD&A and any special audit steps adopted in light of material control deficiencies.

        The Audit Committee reviews disclosures made to the Committee by the Company's CEO and CFO during their certification process for the annual and quarterly financial reports about any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls and any fraud involving management or other employees who have a significant role in the Company's internal controls.

        The Audit Committee recommends to the Board whether the audited financial statements should be included in the Company's Form 10-K and prepares the report required by the rules of the SEC to be included in the Company's annual proxy statement.

        The Audit Committee reviews with the General Counsel of the Company the status of legal matters that may have a material impact on the Company's financial statements.

        The Audit Committee discusses the Company's process for developing and preparing earnings releases, as well as its processes for providing financial information and earnings guidance to analysts and rating agencies, generally (including the types of information to be disclosed and types of presentations to be made).

        The Audit Committee discusses with management policies with respect to the Company's processes of risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control them.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, the Committee is not required to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor.

  Review of Independent Auditor Reports

        The Audit Committee reviews the independent auditor reports on the Company's financial statements. The Committee discusses with the independent auditor judgments about the quality (not just the acceptability) of the accounting principles used in the Company's financial reporting. The Committee also reviews the scope of audits conducted by the Company's independent auditor. The Committee reviews with the independent auditor any difficulties encountered in the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, any significant disagreements with management and management's response, and addresses those as the Committee deems appropriate. The Committee may review with the auditor: any accounting adjustments that were noted; any communications between the audit team and the auditor's national office respecting auditing or accounting issues presented by the engagement; any "management" or "internal control" letter issued or proposed by the auditor to the Company; and any other issues regarding the auditor report that the Committee may deem appropriate.

        The Audit Committee reviews any significant recommendations from the Company's independent auditor and internal auditors concerning compliance by management with governmental laws and regulations and with the Company's policies relating to ethics, conflicts of interest, perquisites and use of corporate assets.

  Retention of Outside Experts

        The Audit Committee has the power to conduct or authorize special projects or investigations related to any matters brought to its attention with full access to all books, records, facilities and personnel of the Company as the Committee considers necessary to discharge its responsibilities. It has the authority, without seeking Board approval, to retain independent outside counsel, accountants or others to assist it with such projects, investigations or other matters in the conduct of its business. The Committee may seek advice from the Company's internal counsel or regular outside counsel and may also use the Company's internal auditors for such purposes. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Committee.

        The Audit Committee prepares the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  Self-Evaluation

        The Audit Committee conducts a self-evaluation of its performance and reports the results to the Board on an annual basis.

  Code of Ethics and Complaint Resolution

        The Audit Committee reviews and approves the Company's Code of Ethics applicable to the Board of Directors and all Company employees, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, executive and senior financial officers, and other employees performing similar functions, and periodically assesses the adequacy of the Code of Ethics. The Committee has the sole authority to grant waivers under, or changes to the Code of Ethics for directors, executive officers and senior financial officers. The Committee shall also adopt procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and also for the confidential and anonymous submission by employees of related concerns.

  Charter Review

        The Audit Committee also reviews and assesses the adequacy of this Charter on an annual basis and recommends any proposed changes to the Board.

Appendix B

COMPENSATION AND SUCCESSION COMMITTEE CHARTER

I.      Purpose

        The primary purposes of the Compensation and Succession Committee are (i) to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the selection and the compensation of officers and administration of executive compensation plans of the Company and (ii) to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations. In carrying out these purposes, the Compensation and Succession Committee has the powers and responsibilities provided in this Charter.

II.    Membership

        The size of the Compensation and Succession Committee is set from time to time by the Board of Directors, but will always consist of at least two directors. The members of the Committee are appointed by the Board upon the recommendation of the Nominating and Governance Committee. Each member of the Committee must be "independent" in accordance with the requirements of the New York Stock Exchange and the Securities and Exchange Commission. For purposes of membership on the Compensation and Succession Committee, a director will not be considered "independent" if disqualified by the provisions of the Director Independence Standards adopted by the Board.

        Based on recommendations of the Nominating and Governance Committee, the Board designates the chair of the Compensation and Succession Committee. The Board may remove the chair or any other member.

III.   Meetings and Operations

        The Compensation and Succession Committee is usually scheduled to meet four times a year. The Committee Chair may call additional meetings as needed. The Committee Chair develops the meeting agendas and reports regularly to the Board on the Committee's actions and recommendations.

IV.   Powers and Responsibilities

        The Compensation and Succession Committee is responsible for oversight of the following matters. These are the common recurring activities of the Committee in carrying out its oversight responsibilities. The responsibilities are set forth as a guide and, with the exception of those requiring a report of recommendations to the Board, may be varied from time to time as appropriate under the circumstances.

        The Compensation and Succession Committee is responsible for reporting to the Board of Directors its recommendations with respect to the following executive compensation related matters:

    •
    The corporate goals and objectives relevant to CEO compensation and the determination of the CEO's salary under the Company's salary administration program.

    •
    The setting of salaries and compensation packages for all other senior executive officers of the Company and its significant operating subsidiaries.

    •
    The establishment and modification of all executive incentive compensation plans and equity incentive plans of the Company.

    •
    The production of an annual report on executive compensation to be included in the Company's annual proxy statement.

    •
    The Company's proxy statement and form of proxy for its annual stockholder meetings.

        The Compensation and Succession Committee administers all equity incentive, executive compensation and other executive benefit plans (unless otherwise specified in plan documents) in which elected officers of the Company and other management participate, and approves other payments to the senior executive officers other than the CEO. The Committee also approves any equity compensation plan for the directors of any of the Company's subsidiaries. The Committee has oversight responsibility for the Company's salary administration program for elected officers.

        Annually, the Compensation and Succession Committee reviews the management organization of the Company and succession plans for the senior officers of the Company and each significant operating subsidiary of the Company and confers with the Chairman and Chief Executive Officer regarding the persons he or she considers qualified to fill any vacancy that may occur in such offices.

B-1

        Annually, the Compensation and Succession Committee reports to the Board its recommendation with respect to the nomination for election of officers of the Company (other than the Chairman and CEO) and for the operational authority of the officers.

        Annually, the Compensation and Succession Committee conducts a self-evaluation of its performance and reports the results to the Board. The Committee also reviews and assesses the adequacy of this Charter on an annual basis and recommends any proposed changes to the Board.

        The Compensation and Succession Committee is structured so as to be able to fulfill its responsibilities as a committee; however, the Committee has the authority to form and delegate to any subcommittee consisting of one or more members of the Committee in order to assist it in carrying out its responsibilities and purposes, as appropriate.

        The Committee also has sole authority to retain and terminate compensation consultants, including sole authority to approve the consultants' fees and other retention terms. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to any consultant retained by the Committee.

B-2

Appendix C

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.      Purpose

        The primary purposes of the Nominating and Governance Committee are (i) to identify individuals who are qualified to become members of the Board of Directors and the Chairman of the Board and Chief Executive Officer; (ii) to make recommendations to the Board regarding director nominees for the next annual meeting of stockholders; (iii) to develop and recommend to the Board a set of corporate governance principles for the Company; and (iv) to advise and make recommendations to the Board with respect to issues of corporate governance. In carrying out these purposes, the Nominating and Governance Committee has the powers and responsibilities provided in this Charter.

II.    Membership

        The size of the Nominating and Governance Committee is set from time to time by the Board of Directors, but will always consist of at least two directors. The members of the Committee are appointed by the Board upon the recommendation of the Nominating and Governance Committee. Each member of the Committee must be "independent" in accordance with the requirements of the New York Stock Exchange and the Securities and Exchange Commission. For purposes of membership on the Nominating and Governance Committee, a director will not be considered "independent" if disqualified by the provisions of the Director Independence Standards adopted by the Board.

        Based on recommendations of the Nominating and Governance Committee itself, the Board designates the chair of the Committee. The Board may remove the chair or any other member.

III.   Meetings and Operations

        The Nominating and Governance Committee is usually scheduled to meet four times a year. The Committee Chair may call additional meetings as needed. The Committee Chair develops the meeting agendas and reports regularly to the Board on the Committee's actions and recommendations.

IV.   Powers and Responsibilities

        The Nominating and Governance Committee is responsible for reporting to the Board of Directors its recommendations with respect to the following matters. These are the common recurring activities of the Committee in carrying out its oversight responsibilities. They are set forth as a guide and may be varied from time to time as appropriate under the circumstances:

  Nominations

  •
  The appropriate size and composition of the Board of Directors.

  •
  The criteria used to select nominees for election to the Board of Directors.

  •
  The nominees for election to the Board of Directors for whom the Company should solicit proxies.

  •
  The nominees for election as Chairman and Chief Executive Officer.

  •
  The nominees for election to all committees of the Board of Directors, including the review and assessment of the independence, experience and financial literacy of nominees for the Audit Committee, and the recommendation of Audit Committee Financial Experts, in accordance with regulatory requirements.

  Elections

  •
  The plans for the annual meeting of stockholders.

  •
  The policies and practices on stockholder voting.

  •
  The nominees to serve as proxies in connection with the annual stockholders' meetings.

  •
  The Company's proxy statement and form of proxy for its annual meeting of stockholders.

  Governance

  •
  The consideration of issues of corporate governance.

C-1

  •
  The establishment and periodic review of guidelines on corporate governance.

  •
  The review and assessment of any relationship a Director has with the Company, including charitable affiliations, for the purpose of determining whether that relationship will interfere with the Director's exercise of independent judgment.

  •
  The periodic review of the performance of the Chief Executive Officer in light of approved corporate goals and objectives relevant to CEO compensation and of the succession planning for the Chief Executive Officer.

  •
  The determination of criteria for assessment of the performance of the Board of Directors and oversight of the assessment.

  •
  The administration of all compensation and other benefits, including equity benefits, to be paid to directors of the Company who are not officers or employees of the Company or any of its affiliates.

        In connection with the annual nomination process, the Nominating and Governance Committee reviews incumbent directors and may recommend that the Board take appropriate action if, in the opinion of the Committee after discussion with the Chairman of the Board, any director is not making an adequate and constructive contribution to the work of the Board.

        Annually, the Nominating and Governance Committee conducts a self-evaluation of its performance and reports the results to the Board. The Committee also reviews and assesses the adequacy of this Charter on an annual basis and recommends any proposed changes to the Board.

        The Nominating and Governance Committee is structured so as to be able to fulfill its responsibilities as a committee; however, the Committee has the authority to form and delegate to any subcommittee in order to assist it in carrying out its responsibilities and purposes, as appropriate.

        The Committee also has sole authority to retain and terminate any relationship with a search firm used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to any search firm retained by the Committee.

C-2

Appendix D

POLICY REGARDING PRE-APPROVAL OF INDEPENDENT AUDITORS' SERVICES

Purpose and Applicability

        The Audit Committee recognizes the importance of maintaining the independent and objective stance of our Independent Auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the Independent Auditors.

        The Committee recognizes that the Independent Auditors possess a unique knowledge of the Company (which includes consolidated subsidiaries), and can provide necessary and valuable services to the Company in addition to the annual audit. The provision of these services is subject to three basic principles of auditor independence: (i) auditors cannot function in the role of management, (ii) auditors cannot audit their own work and (iii) auditors cannot serve in an advocacy role for their client. Consequently, this policy sets forth guidelines and procedures to be followed by this Committee when retaining the Independent Auditors to perform audit and permitted non-audit services.

Policy Statement

        All services provided by the Independent Auditors, both audit and permitted non-audit, must be pre-approved by the Audit Committee or a Designated Member of the Committee ("Designated Member") referred to below. The Audit Committee will not approve the engagement of the Independent Auditors to provide any of the Prohibited Services listed in the attached appendix.

Procedures

        Following approval by the Audit Committee of the engagement of the Independent Auditors to provide audit services for the upcoming fiscal year, the Independent Auditors will submit to the Committee for approval schedules detailing all of the specific audit, audit related and other permitted non-audit services (collectively "permitted services") proposed, together with estimated fees for such services that are known as of that date. The types of services that the Audit Committee may consider are listed in the attached appendix. Each specific service proposed will require approval by the Committee or as provided below, the Designated Member.

        The pre-approval of permitted services may be given at any time before commencement of the specified service. With respect to permitted non-audit services, Company management may submit to the Committee or the Designated Member for consideration and approval schedules of such services that management recommends be provided by the Independent Auditors. In such case, the Independent Auditors will confirm to the Committee, or the Designated Member, that each such proposed service is permissible under applicable regulatory requirements.

Designated Member

        The Audit Committee may delegate to one or more designated member(s) of the Audit Committee ("Designated Member"), who is independent as defined under the applicable New York Stock Exchange listing standards, the authority to grant pre-approvals of permitted services to be provided by the Independent Auditors. The Chair of the Audit Committee shall serve as its Designated Member. The decisions of the Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

Review of Services

        At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report summarizing any newly pre-approved permitted services and estimated fees since its last regularly scheduled meeting, together with (i) the permitted non-audit services, including fees, actually provided by the Independent Auditors, if any, since the Committee's last regularly scheduled meeting and (ii) an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Independent Auditors.

D-1

Appendix

Permitted Audit and Audit Related Services:

  1.
  Audits of the Company's financial statements required by SEC rules, lenders, statutory requirements, regulators and others.

  2.
  Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company.

  3.
  Audits of employee benefit plans.

  4.
  Accounting consultations and support related to generally accepted accounting principles.

  5.
  Tax compliance and related support for any tax returns filed by the Company, and returns filed by any executive or expatriate under a company-sponsored program.

  6.
  Tax consultation and support related to planning.

  7.
  Regulatory exam related services.

  8.
  Internal control consulting services.

  9.
  Merger and acquisition due diligence services.

  10.
  Other audit related services.

Other Permitted Services:

  1.
  Information technology services and consulting unrelated to the Company's financial statements or accounting records.

  2.
  Integration consulting services.

  3.
  Review of third party specialist work related to appraisal and/or valuation services.

  4.
  Actuarial consulting services that would not be subject to audit procedures during an audit of the Company's financial statements.

  5.
  Employee benefit consulting services that are not the functional equivalent of management or employee services.

  6.
  Training unrelated to the Company's financial statements or other areas subject to audit procedures during an audit of the Company's financial statements.

Prohibited Services: (unless such services may be provided under future SEC rules)

  1.
  Bookkeeping or other services related to the Company's accounting records or financial statements.

  2.
  Appraisal or valuation services or fairness opinions.

  3.
  Management functions or human resources.

  4.
  Broker-dealer, investment adviser, or investment banking services.

  5.
  Legal services.

  6.
  Internal audit outsourcing.

  7.
  Financial information systems design and implementation.

  8.
  Actuarial—audit-related.

  9.
  Expert services, unrelated to an audit of the Company's financial statements, in connection with legal, administrative, or regulatory proceedings or in an advocate capacity.

  10.
  Services determined impermissible by the Public Company Accounting Oversight Board.

D-2

Appendix E

THE ALLSTATE CORPORATION
ANNUAL COVERED EMPLOYEE INCENTIVE COMPENSATION PLAN
As Amended and Restated Effective March 9, 2004

1.     Purposes.

        The Plan's purposes are to provide cash incentive compensation to Covered Employees to achieve annual performance goals, and to maximize the deductibility of such compensation under Section 162(m) of the Internal Revenue Code (the "Code").

2.     Definitions.

        The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

  a.
  "Award" means the cash amount payable to a Participant for a fiscal year pursuant to the terms of the Plan.

  b.
  "Board" means the Board of Directors of The Allstate Corporation.

  c.
  "Business Unit" means any operating unit of The Allstate Corporation or any of its Subsidiaries, including but not limited to, the property and casualty business, the life business, the investments business, or the international business.

  d.
  "Committee" means two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder.

  e.
  "Company" means The Allstate Corporation.

  f.
  "Covered Employee" means a Participant who is a "Covered Employee" as defined in Section 162(m)(3) of the Code.

  g.
  "Fiscal Year" means the calendar year.

  h.
  "Participant" means an elected officer of the Company or a Subsidiary who is a Covered Employee for the fiscal year or for any shorter period within the fiscal year in which the Covered Employee is an employee of the Company or of any Subsidiary.

  i.
  "Plan" means the Annual Covered Employee Incentive Compensation Plan.

  j.
  "Subsidiary" means any corporation of which the Company owns directly or indirectly a majority of the outstanding shares of voting stock.

3.     Administration of the Plan.

  a.
  The Plan shall be administered by the Committee. Members of the Committee shall be appointed by the Board.

  b.
  The Committee shall have the authority to make all determinations it deems necessary or advisable for the administration of the Plan, including the selection of Participants, and, subject to the limitations set forth herein, the determination of the timing and amount of Awards made to each Participant, and the establishment of objective and measurable performance standards ("performance goals") for earning Awards.

  c.
  The Committee shall have the authority to exercise discretion to decrease the amount of any Award otherwise payable under the Plan, but the Committee shall have no authority to increase the amount of any such Award.

4.     Awards.

  a.
  Awards under the Plan shall consist of annual cash bonuses based solely upon the degree of attainment of objective and measurable performance goals of the Company and/or its Subsidiaries and/or Business Units over the fiscal year or, if shorter, over the period within the fiscal year in which a Covered Employee is an employee of the Company or of any Subsidiary.

  b.
  The Committee shall establish written performance goals within 90 days after the beginning of the fiscal year (or, if the Covered Employee is not an employee at the beginning of the fiscal year, within the first 25% of the period within the fiscal year in which the Covered Employee is an employee), and while the outcome of the performance goals is substantially uncertain. Such performance goals shall be expressed in terms of objective and measurable annual financial and/or operating criteria, and may involve comparisons with respect to historical results of the Company and its Subsidiaries and operating groups or Business Units thereof, as well as comparisons with respect to peer group performance. Performance goals shall be expressed using one or more of the following measures of performance: net income, operating income, return on equity, earnings per share, return on assets, values of assets, revenues, market share, prices of Company stock, or strategic business criteria consisting of one or more Company, Subsidiary or Business Unit objectives based on meeting specified revenue goals, market penetration goals, business expansion goals, cost targets, customer retention goals, customer satisfaction goals, or goals relating to acquisitions or divestitures. The calculation is specifically defined at the time the goal is set. Each performance goal must state, in terms of an objective formula or standard, the Award payable to each Participant if the performance goal is attained.

  c.
  No Award for any Participant for any fiscal year may exceed $5,500,000.

5.     Payment of Awards.

  a.
  Awards under the Plan shall be paid to Participants as soon as practicable after the completion of the fiscal year audit and after the Committee certifies that the performance goals and any other material terms were in fact satisfied.

  b.
  Awards shall be paid in cash, less required withholding, or for those eligible may be deferred at the Participant's election, subject to the terms and conditions of any deferred compensation plan in which the Participant is eligible to participate.

  c.
  Unless the Committee has taken action under subsection 3.c. hereof prior to payment of an Award, each Participant selected by the Committee for a fiscal year who remains actively employed by the Company or a Subsidiary at the end of the fiscal year shall be entitled to receive a payment of an Award earned pursuant to the terms of the Plan with respect to such year.

  d.
  If a Participant's employment is terminated prior to completion of a fiscal year for any reason other than as described in subsection 5.e. below, the Participant will forfeit any Award otherwise payable for such fiscal year.

  e.
  If a Participant dies, retires or is disabled during the fiscal year, and the Committee has not taken action under Section 3.c. hereof, the Participant's Award will be prorated based on the number of Participant's half months the Participant was eligible to participate during the fiscal year as an elected officer of the Company or any of its Subsidiaries. If a Participant dies before receipt of an Award, the Award will be paid to the Participant's estate.

  f.
  Prorated Awards will be paid at the same time as regular Awards.

6.     Miscellaneous.

  a.
  All amounts payable hereunder shall be payable only to the Participant or his or her beneficiaries. The rights and interests of a Participant under the Plan may not be assigned, encumbered, or transferred, voluntarily or involuntarily, other than by will or the laws of descent and distribution.

  b.
  No individual shall have any claim or right to be a Participant in the Plan at any time, and any individual's participation in the Plan may be terminated at any time with or without notice, cause or regard to past practices.

  c.
  Neither the Plan nor any action hereunder shall confer on any person any right to remain in the employ of the Company or any of its Subsidiaries or shall affect an employee's compensation not arising under the Plan. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or any Subsidiary to dismiss or discharge any employee at any time.

  d.
  The Company and its Subsidiaries shall have the right to deduct from any Award, prior to payment, the amount of any taxes required to be withheld by any federal, state or local government with respect to such payments.

  e.
  The Committee may rely upon any information supplied to it by any officer of the Company or any Subsidiary or by any independent accountant for the Company and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon such information or advice.

  f.
  All expenses and costs in connection with the administration of the Plan shall be borne by the Company.

  g.
  The Plan and any agreements entered into thereunder shall be governed by and construed in accordance with the laws of the state of Illinois.

7.     Amendment or Termination of the Plan.

        The Board may suspend, terminate, modify or amend the Plan; provided, however, that any such action which changes employees eligible to participate, the criteria set forth in subsection 4.b., or the maximum amount of an Award set forth in subsection 4.c., shall be disclosed to and approved by the Company's stockholders. Stockholder approval must be given by a majority of the votes cast by the holders of Company shares represented in person or by proxy at the annual meeting next following the date of any such change.

8.     Effective Date.

        The Plan was adopted by the Board of Directors of the Company on March 9, 1999, and was approved by the Company's stockholders on May 18, 1999. The Plan was amended and restated by the Board on March 9, 2004, and the material terms of the performance goals of the Plan, as amended, were submitted to the Company's stockholders for approval on May 18, 2004.

Appendix F

THE ALLSTATE CORPORATION
LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN
As Amended and Restated Effective March 9, 2004

1.     Purposes.

        The purposes of the Plan are to:

  a.
  attract and retain talented employees and to maximize the deductibility of compensation paid under the Plan to any Participant who is a Covered Employee as defined in Section 162(m) of the Internal Revenue Code (the "Code");

  b.
  provide Participants with added incentives to promote various long-term performance goals, while taking into account the varying objectives and conditions of the different businesses engaged in by The Allstate Corporation and its Subsidiaries;

  c.
  link compensation to performance by rewarding three-year corporate performance;

  d.
  compensate participants at competitive levels when competitive performance is achieved, and at superior levels when performance exceeds competitors'; and

  e.
  encourage teamwork among top executives.

2.     Definitions.

        The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

  a.
  "Award" means the cash amount payable to a Participant for a Performance Cycle pursuant to the terms of the Plan.

  b.
  "Board" means the Board of Directors of The Allstate Corporation.

  c.
  "Business Unit" means any operating unit of The Allstate Corporation or any of its Subsidiaries, including but not limited to, the property and casualty business, the life business, the investments business, or the international business.

  d.
  "Committee" means two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder.

  e.
  "Company" means The Allstate Corporation.

  f.
  "Covered Employee" means a Participant who is a "Covered Employee" as defined in Section 162(m)(3) of the Code.

  g.
  "Fiscal Year" means the calendar year.

  h.
  "Participant" means an elected officer of the Company or of any Subsidiary, selected by the Committee to participate in the Plan for a Performance Cycle or for any shorter period within a Performance Cycle in which the Participant is an elected officer of the Company selected by the Committee to participate in the Plan.

  i.
  "Performance Cycle" means a period of three consecutive fiscal years.

  j.
  "Plan" means the Long-Term Executive Incentive Compensation Plan.

  k.
  "Subsidiary" means any corporation of which the Company owns directly or indirectly a majority of the outstanding shares of voting stock.

3.     Administration of the Plan.

  a.
  The Plan shall be administered by the Committee. Members of the Committee shall be appointed by the Board.

  b.
  The Committee shall have the authority to make all determinations it deems necessary or advisable for the administration of the Plan, including the selection of Participants, and, subject to the limitations set forth herein, the determination of the timing and amount of Awards made to each Participant, and the establishment of objective and measurable performance standards ("performance goals") for earning Awards.

  c.
  The Committee shall have the authority to exercise discretion in determining the amounts of the Awards otherwise payable under the terms of the Plan; provided, however, that the Committee shall have no authority to increase the amount of Awards otherwise payable to any Covered Employee under the terms of the Plan.

4.     Awards.

  a.
  Awards under the Plan shall consist of cash bonuses based upon the degree of attainment of objective and measurable performance goals of the Company and/or its Subsidiaries and/or Business Units thereof, where applicable, over a Performance Cycle or such shorter period within a Performance Cycle during which the Participant is an employee of the Company or of any Subsidiary.

  b.
  The Committee shall establish written performance goals within 90 days after the beginning of a Performance Cycle (or, if the Covered Employee is not an employee at the beginning of a Performance Cycle, within the first 25% of the period within the Performance Cycle in which the Covered Employee is an employee), and while the outcome of the performance goals is substantially uncertain. Such performance goals shall be expressed in terms of objective and measurable financial and/or operating criteria, and may involve comparisons with respect to historical results of the Company and its Subsidiaries and operating groups or Business Units thereof, as well as comparisons with respect to peer group performance. Performance goals shall be expressed using one or more of the following measures of performance: net income, operating income, return on equity, earnings per share, return on assets, values of assets, revenues, market share, prices of Company stock, or strategic business criteria consisting of one or more Company, Subsidiary or Business Unit objectives based on meeting specified revenue goals, market penetration goals, business expansion goals, cost targets, customer retention goals, customer satisfaction goals, or goals relating to acquisitions or divestitures. The calculation is specifically defined at the time the goal is set. Each performance goal must state, in terms of an objective formula or standard, the Award payable to each Participant if the performance goal is attained.

  c.
  No award opportunity for any Participant for any Performance Cycle shall exceed $6,000,000.

5.     Payment of Awards.

  a.
  Awards under the Plan shall be paid to Participants as soon as practicable after the completion of the Performance Cycle, after the completion of the audits for each year in the Performance Cycle and after the Committee certifies that the performance goals and any other material terms were in fact satisfied.

  b.
  Awards will be paid in cash, less required withholding, or for those eligible, may be deferred at the Participant's election, subject to the terms and conditions of any deferred compensation plan in which the Participant is eligible to participate.

  c.
  Unless the Committee has taken action under subsection 3.c. hereof prior to payment of an Award, each Participant selected by the Committee who remains actively employed by the Company or a Subsidiary thereof at the end of a Performance Cycle shall be entitled to receive a payment of an Award earned pursuant to the terms of the Plan with respect to such Performance Cycle.

  d.
  If a Participant's employment is terminated prior to completion of a Performance Cycle for any reason other than as described in subsection 5.e. below, the Participant will forfeit any Award otherwise payable for such Performance Cycle.

  e.
  If a Participant dies, retires or is disabled during a Performance Cycle, and the Committee has not taken action under Section 3.c. hereof, the Participant's Award shall be prorated based on the number of half months the Participant was eligible to participate during the Performance Cycle as an elected officer of the Company or any of its Subsidiaries. If a Participant dies before receipt of an Award, the Award will be paid to the Participant's estate.

  f.
  Prorated Awards will be paid at the same time as regular Awards.

6.     Miscellaneous.

  a.
  All amounts payable hereunder shall be payable only to the Participant or his or her beneficiaries. The rights and interests of a Participant under the Plan may not be assigned, encumbered, or transferred, voluntarily or involuntarily, other than by will or the laws of descent and distribution.

  b.
  No individual shall have any claim or right to be a Participant in the Plan at any time, and any individual's participation in the Plan may be terminated at any time with or without notice, cause or regard to past practices.

  c.
  Neither the Plan nor any action hereunder shall confer on any person any right to remain in the employ of the Company or any of its Subsidiaries or shall affect an employee's compensation not arising under the Plan. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or any Subsidiary to dismiss or discharge any employee at any time.

  d.
  The Company and its Subsidiaries shall have the right to deduct from any Award, prior to payment, the amount of any taxes required to be withheld by any federal, state or local government with respect to such payments.

  e.
  The Committee may rely upon any information supplied to it by any officer of the Company or any Subsidiary or by any independent accountant for the Company and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon such information or advice.

  f.
  All expenses and costs in connection with the administration of the Plan shall be borne by the Company.

  g.
  The Plan and any agreements entered into thereunder shall be governed by and construed in accordance with the laws of the state of Illinois.

7.     Amendment or Termination of the Plan.

        The Board may suspend, terminate, modify or amend the Plan; provided, however, that any such action which changes employees eligible to participate, the criteria set forth in subsection 4.b., or the maximum amount of an Award set forth in subsection 4.c., shall be disclosed to and approved by the Company's stockholders. Stockholder approval must be given by a majority of the votes cast by the holders of Company shares represented in person or by proxy at the annual meeting next following the date of any such change.

8.     Effective Date.

        The Plan was adopted by the Board on March 8, 1994, and was approved by the Company's stockholders on May 19, 1994. The Plan, as amended and restated, was adopted by the Board of Directors on March 9, 1999, and was submitted to the Company's stockholders for approval on May 18, 1999. The Plan was further amended and restated by the Board on March 9, 2004, and the material terms of the performance goals of the Plan, as amended, were submitted to the Company's stockholders for approval on May 18, 2004.

Appendix G

Executive Officers

        The following table sets forth the names of our executive officers, their current ages, their positions, and the dates of their first election as officers. "AIC" refers to Allstate Insurance Company.

Name and Age	Principal Positions and Offices Held
Edward M. Liddy (58)	Chairman, President and Chief Executive Officer of The Allstate Corporation and AIC. Mr. Liddy is also a director of The Allstate Corporation.
Catherine S. Brune (50)	Senior Vice President and Chief Technology Officer of AIC.
Joan M. Crockett (53)	Senior Vice President of AIC (Human Resources).
Danny L. Hale (59)	Elected in January 2003, Mr. Hale is Vice President and Chief Financial Officer of The Allstate Corporation and Senior Vice President and Chief Financial Officer of AIC.
Michael J. McCabe (58)	Vice President, General Counsel and Chief Legal Officer of The Allstate Corporation and Senior Vice President, General Counsel, Chief Legal Officer and Assistant Secretary of AIC.
Ronald D. McNeil (51)	Senior Vice President of AIC (Product Distribution).
Robert W. Pike (62)	Vice President and Secretary of The Allstate Corporation and Executive Vice President Administration and Secretary of AIC.
Samuel H. Pilch (57)	Controller of The Allstate Corporation and Group Vice President and Controller of AIC.
George E. Ruebenson (55)	Senior Vice President of AIC (Claims).
Eric A. Simonson (58)	Senior Vice President and Chief Investment Officer of AIC and President of Allstate Investments, LLC.
Casey J. Sylla (60)	Senior Vice President of AIC (President, Allstate Financial).
Joseph V. Tripodi (48)	Senior Vice President and Chief Marketing Officer of AIC.
Thomas J. Wilson (46)	Senior Vice President of AIC (President, Allstate Protection).

G-1

The Allstate Corporation
Proxy Card Solicited on Behalf of the Board of Directors

        The undersigned hereby authorizes James G. Andress, Edward A. Brennan, W. James Farrell, H. John Riley, Jr., Joshua I. Smith and Judith A. Sprieser to vote the shares of common stock of The Allstate Corporation represented by this Proxy Card that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 18, 2004 and at any adjournments thereof. The authority conferred by this Proxy Card shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting.

        The undersigned acknowledges receipt of The Allstate Corporation's 2003 Annual Report and Notice of Annual Meeting and Proxy Statement dated March 26, 2004. The undersigned hereby revokes any instructions previously given to vote the shares represented by this Proxy Card.

        Except as specified on the reverse side, the shares represented by this Proxy Card will be voted FOR all nominees listed on the reverse, FOR Item 2, 3 and 4 and AGAINST Item 5.

The Board of Directors Recommends a Vote
"FOR" all Nominees for Director and "FOR" Item 2, 3 and 4
and
"AGAINST" Item 5.

[ALLSTATE LOGO]

THE ALLSTATE CORPORATION
ATTN: SHAREHOLDER SERVICES
3075 SANDERS ROAD, SUITE G2H
NORTHBROOK, IL 60062-0158

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 17, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy and return it in the postage-paid envelope we have provided or return it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ ALLST3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION

The Board recommends a vote "FOR" all Nominees for Director.
1.	Election of Directors Nominees:		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	01) F. Duane Ackerman 02) James G. Andress 03) Edward A. Brennan 04) W. James Farrell 05) Jack M. Greenberg 06) Ronald T. LeMay	07) Edward M. Liddy 08) J. Christopher Reyes 09) H. John Riley, Jr. 10) Joshua I. Smith 11) Judith A. Sprieser 12) Mary Alice Taylor	☐	☐	☐
The Board recommends a vote FOR Item 2.		For	Against	Abstain	The Board recommends a vote "AGAINST" Item 5.		For	Against	Abstain

2.	Appointment of Deloitte & Touche LLP as independent auditors for 2004.	☐	☐	☐	5.	Provide cumulative voting for Board of Directors.	☐	☐	☐
The Board recommends a vote FOR Item 3.		For	Against	Abstain
3.	Approval of Material Terms of Annual Covered Employee Incentive Compensation Plan.	☐	☐	☐
The Board recommends a vote FOR Item 4.		For	Against	Abstain
4.	Approval of Material Terms of Long-Term Executive Incentive Compensation Plan.	☐	☐	☐

The undersigned acknowledges receipt of The Allstate Corporation's 2003 Annual Report and Notice of Annual Meeting and Proxy Statement dated March 26, 2004. The undersigned hereby revokes any instructions previously given to vote the shares represented by this Proxy Card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Voting Instruction Form
Solicited on Behalf of the Board of Directors
of The Allstate Corporation

        As a participant in The Savings and Profit Sharing Fund of Allstate Employees (the "Plan") you have the right to instruct The Northern Trust Company, as Trustee of the Plan on how you want the shares allocated to your Plan account to be voted at the annual meeting of stockholders to be held on May 18, 2004, or any adjournment thereof, on the five items listed on the reverse side and more fully described in the enclosed Notice of Annual Meeting and Proxy Statement and in its discretion on any other matters that may properly come before the meeting. If you wish to vote the Allstate shares allocated to your Plan account, you cannot do so in person. You must use this voting instruction form or submit your voting instructions via the telephone or Internet.

        If you return a signed voting instruction form or submit your voting instructions via the telephone or Internet on a timely basis, the Trustee shall vote as instructed for all Allstate common shares allocated to your Plan account unless to do so would be inconsistent with the Trustee's duties. If you do not return your signed voting instruction form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to your Plan account, those shares will be considered "unvoted". If you return a signed voting instruction form but do not indicate how the shares should be voted on a matter, the shares represented by your signed voting instruction form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted and all unallocated shares held by the Plan as follows: if the Trustee receives instructions on a timely basis for at least 50% of the votable allocated shares in the Plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

        Please mark, sign and date this voting instruction form in accordance with the instructions herein, and return it to the tabulation agent in the enclosed envelope or submit your voting instructions via the telephone or the Internet. We cannot give assurance that voting instruction forms received later than 5:00 p.m., Eastern Time, on May 13, 2004 will be honored.

        Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.

Very truly yours,
THE NORTHERN TRUST COMPANY AS TRUSTEE OF THE SAVINGS AND PROFIT SHARING FUND OF ALLSTATE EMPLOYEES

[ALLSTATE LOGO]

THE ALLSTATE CORPORATION
ATTN: SHAREHOLDER SERVICES
3075 SANDERS ROAD, SUITE G2H
NORTHBROOK, IL 60062-0158

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time on May 13, 2004. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time on May 13, 2004. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ ALLST1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION

The Board of Directors recommends a vote "FOR" all Nominees for Director.
1.	Election of Directors Nominees:		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	01) F. Duane Ackerman 02) James G. Andress 03) Edward A. Brennan 04) W. James Farrell 05) Jack M. Greenberg 06) Ronald T. LeMay	07) Edward M. Liddy 08) J. Christopher Reyes 09) H. John Riley, Jr. 10) Joshua I. Smith 11) Judith A. Sprieser 12) Mary Alice Taylor	☐	☐	☐
The Board recommends a vote FOR Item 2.		For	Against	Abstain	The Board recommends a vote "AGAINST" Item 5.		For	Against	Abstain

2.	Appointment of Deloitte & Touche LLP as independent auditors for 2004.	☐	☐	☐	5.	Provide cumulative voting for Board of Directors.	☐	☐	☐
The Board recommends a vote FOR Item 3.		For	Against	Abstain	This card constitutes voting instructions by the undersigned to The Northern Trust Company, as Trustee of The Savings and Profit Sharing Fund of Allstate Employees.
3.	Approval of Material Terms of Annual Covered Employee Incentive Compensation Plan.	☐	☐	☐
The Board recommends a vote FOR Item 4.		For	Against	Abstain
The undersigned hereby directs The Northern Trust Company to vote the shares represented by the Voting Instructions Form as indicated above. If this voting instruction form is signed but no indication is made as to how these
4.	Approval of Material Terms of Long-Term Executive Incentive Compensation Plan.	☐	☐	☐	shares should be voted on a matter, the undersigned hereby directs The Northern Trust Company to vote on such matter in accordance with the recommendation of the Board of Directors as indicated above.

The undersigned acknowledges receipt of The Allstate Corporation's 2003 Annual Report and Notice of Annual Meeting and Proxy Statement dated March 26, 2004. The undersigned hereby revokes any instructions previously given to vote the shares represented by this Voting Instruction Form.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

Notice of Annual Meeting and Proxy Statement
Proxy and Voting Information
  Annual Report and Proxy Statement Delivery
  CORPORATE GOVERNANCE PRACTICES
Item 1 Election of Directors
Item 2 Ratification of Appointment of Independent Public Accountants
Item 3 Approval of Material Terms of Performance Goals Under the Annual Covered Employee Incentive Compensation Plan
Item 4 Approval of Material Terms of Performance Goals Under the Long-Term Executive Incentive Compensation Plan
Item 5 Stockholder Proposal On Cumulative Voting
Executive Compensation
Summary Compensation Table
  Option/SAR Grants in 2003
  Equity Compensation Plan Information
  Option Exercises in 2003 and Option Values on December 31, 2003
  Long-Term Incentive Plan Awards in 2003
  Pension Plans
  Stock Performance Graphs
  Security Ownership of Directors and Executive Officers
  Security Ownership of Certain Beneficial Owners
Audit Committee Report
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Transactions
Other Matters
Stockholder Proposals for Year 2005 Annual Meeting
Proxy Solicitation
Appendix A
AUDIT COMMITTEE CHARTER
Appendix B
COMPENSATION AND SUCCESSION COMMITTEE CHARTER
Appendix C
NOMINATING AND GOVERNANCE COMMITTEE CHARTER
Appendix D
POLICY REGARDING PRE-APPROVAL OF INDEPENDENT AUDITORS' SERVICES
Appendix E
THE ALLSTATE CORPORATION ANNUAL COVERED EMPLOYEE INCENTIVE COMPENSATION PLAN
Appendix F
THE ALLSTATE CORPORATION LONG TERM EXECUTIVE INCENTIVE COMPENSATION PLAN
Appendix G
  Executive Officers